Exhibit 10.40

OFFICE SPACE LEASE

DUNDEAL CANADA (GP) INC.

Landlord

- and -

I.W. SYSTEMS CANADA COMPANY

Tenant

UNIT 110

975 ST. JOSEPH BOULEVARD, GATINEAU, QC

Rentable Area:  approximately 10,781 square feet

Date:  June 1, 2006

INDEX

PART 1 – BASIC INFORMATION

1.1	Landlord
1.2	Tenant
1.3	Indemnifier
1.4	Building
1.5	Premises
1.6	Use
1.7	Term
1.8	Commencement Date
1.9	Gross Rent
1.10	Additional Rent
1.11	Prepaid Rent
1.12	Deposit
1.13	Rent Commencement Date
1.14	Basic Information

PART 2 – BASIC TERMS AND PRINCIPLES

2.1	Lease
2.2	Grant
2.3	Basic Covenants

PART 3 – USE OF PREMISES

3.1	Use
3.2	Abandonment
3.3	Operating Standards
3.4	Compliance with Laws
3.5	No Waste or Nuisance
3.6	Common Areas
3.7	Easements

PART 4 – TERM – POSSESSION

4.1	Term
4.2	Tenant Fixturing
4.3	Early Occupation
4.4	Delayed Possession
4.5	Surrender
4.6	Overholding
4.7	Effect of Termination
4.8	Acceptance of Premises

PART 5 – RENT

5.1	Payment
5.2	Gross Rent
5.3	Deposit
5.4	Additional Rent
5.5	Utilities
5.6	Additional Services

Tenant	Landlord

5.7	General Provisions

PART 6 – TAXES

6.1	Taxes Payable by Landlord
6.2	Business and Other Taxes Payable by Tenant
6.3	Allocation of Realty Taxes to Premises
6.4	Allocation of Realty Taxes to Common Areas
6.5	Contesting Taxes
6.6	Alternate Methods of Taxation
6.7	Other Taxes

PART 7 – MAINTENANCE, REPAIRS AND ALTERATIONS

7.1	Responsibility of Tenant
7.2	Responsibility of Landlord
7.3	Inspection, Entry and Notice
7.4	Alterations or Improvements
7.5	Removal and Restoration
7.6	External Changes
7.7	Trade Fixtures
7.8	Tenant’s Signs
7.9	Landlord’s Signs

PART 8 – STANDARD SERVICES AND ALTERATIONS

8.1	Operation of Building
8.2	Services to Premises
8.3	Building Services
8.4	Utilities
8.5	Limitation
8.6	Landlord’s Alterations
8.7	Interruption or Delay of Services
8.8	Public Policy
8.9	Security Information

PART 9 – DISPOSITIONS BY TENANT

9.1	Transfers
9.2	Additional Requirements
9.3	No Release
9.4	Costs
9.5	No Advertising

PART 10 – INSURANCE AND INDEMNIFICATION

10.1	Tenant’s Insurance
10.2	Policy Requirements
10.3	Proof of Insurance
10.4	Failure to Maintain
10.5	Damage to Leasehold Improvements
10.6	Increase in Insurance Premiums/Cancellation
10.7	Landlord’s Insurance
10.8	Non-Liability for Loss, Injury or Damage

Tenant	Landlord

10.9	Indemnification of Landlord
10.10	Extension of Rights and Remedies

PART 11 – DAMAGE

11.1	Damage to Premises
11.2	Damage to the Building
11.3	Architect’s Certificate
11.4	Limitation on Landlord’s Liability

PART 12 – LANDLORD’S REMEDIES

12.1	Landlord May Perform Tenant’s Covenants
12.2	Re-Entry
12.3	Right to Distrain
12.4	Landlord May Follow Chattels
12.5	Rights Cumulative

PART 13 – ADDITIONAL PROVISIONS

13.1	Landlord Default
13.2	Relocation
13.3	Demolition
13.4	Effect of Termination

PART 14 – TRANSFERS BY LANDLORD

14.1	Sales, Conveyance and Assignment
14.2	Effect of Sale, Conveyance or Assignment
14.3	Subordination
14.4	Attornment
14.5	Nondisturbance
14.6	Effect of Attornment
14.7	Execution of Instrument

PART 15 – MISCELLANEOUS

15.1	Certification
15.2	Rights of Mortgagees
15.3	Joint and Several Liability
15.4	Landlord and Tenant Relationship
15.5	No Waiver
15.6	Expropriation
15.7	Additional Costs
15.8	Notice
15.9	Non Merger
15.10	Lease Entire Agreement
15.11	Registration
15.12	Name of Building and Complex
15.13	Governing Law
15.14	Survival of Tenant’s Covenants
15.15	Quite Enjoyment
15.16	Severability
15.17	Amendments

Tenant	Landlord

15.18	Assigns
15.19	Status of Manager
15.20	Acceptance by Tenant

Schedule 1	–	Legal Description
Schedule 2	–	Floor Plan
Schedule 3	–	Definitions
Schedule 4	–	Operating Standards
Schedule 5	–	INTENTIONALLY DELETED
Schedule 6	–	INTENTIONALLY DELETED
Schedule 7	–	Indemnity
Schedule 8	–	Determination of Rentable Area
Schedule 9	–	Special Provisions

Tenant	Landlord

v

OFFICE SPACE LEASE

THIS LEASE is made as of the1st day of June, 2006,

between Landlord and Tenant listed below.

PART 1 -  BASIC INFORMATION

1.1	Landlord:	Name:	Dundeal Canada (GP) Inc.
		Address:	222 Queen Street, Suite 300
Ottawa, Ontario, K1P 5V9

		Phone No.:	613 234-4416
		Fax No.:	613 234-5640

1.2	Tenant:	Name:	I.W. Systems Canada Company
		Address:	110 – 975 St.Joseph Boulevard, Gatineau, QC J8Z 1W8

		Phone No.:	819-772-7600
		Fax No.:	819-772-7640

1.3	Indemnifier:	Name:	N/A
		Address:	N/A
		Phone No.:	N/A
		Fax No.:	N/A

1.4                                 Building:  975 St-Joseph and situate upon the lands described in Schedule 1 to this Lease.

1.5                                 Premises: The area outlined on Schedule 2 to this Lease, located on the GROUND floor of the Building and having a Rentable Area of approximately 10,781 square feet.

1.6                                 Use:  The Premises may not be used for any purpose other than as a first class business office in connection with Tenant’s business of Advance Technology Solutions.

1.7                                 Term: Three (3) years

1.8                                 Commencement Date: June 1, 2006

1.9                                 Gross Rent:  Two Hundred Fifteen Thousand Six Hundred and Twenty Dollars ($215,620.00) per annum, computed at the annual rate of Twenty Dollars ($20.00) per square foot of Rentable Area, and payable monthly in advance in the amount of Seventeen Thousand Nine Hundred Sixty-Eight Dollars and Thirty-Three Cents ($17,968.33) per month commencing on the Rent commencement Date, plus GST.

1.10                           Additional Rent:  The following additional payments are payable as rent as of and from the Rent Commencement Date:

.1               INTENTIONALLY DELETED

Tenant	Landlord

.2               INTENTIONALLY DELETED

.3               Additional Services.

1.11                           Prepaid Rent:  Landlord acknowledges receipt of the sum of N/A to be applied to the rent accruing for the N/A months of the Term.

1.12                           Deposit:  Landlord acknowledges that Tenant has deposited N/A with Landlord to be applied as provided in this Lease.

1.13                           Rent Commencement Date:  June 1, 2006

1.14                           Basic Information:  Each reference in this Lease to any portion of the Basic Information shall incorporate the specific information described above.  Certain words and phrases recurring throughout this Lease have defined meanings as set out in Schedule 3 to this Lease, unless the subject matter or context requires otherwise.

PART 2 -  BASIC TERMS AND PRINCIPLES

2.1                                 Lease:  This is a lease as well as a business contract.  Each provision of this Lease applicable to each party although not expressed as a covenant, shall be construed to be a covenant of such party for all purposes.

2.2                                 Grant:  In consideration of the rents to be paid and the covenants contained in this Lease, Landlord leases the Premises to Tenant and Tenant leases and accepts the Premises from Landlord, to have and to hold the Premises during the Term, at the rent, subject to the conditions and limitations and in accordance with the covenants contained in this Lease.

2.3                                 Basic Covenants:  Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease.  Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

PART 3 -  USE OF PREMISES

3.1                                 Use:  Tenant covenants to use the Premises only as specified in section 1.6 in accordance with the Operating Standards and the standards of comparable office buildings in the municipality.  Tenant shall take possession of the Premises no later than the Commencement Date, unless Landlord otherwise consents in writing.

3.2                                 Abandonment:  Tenant will not vacate or abandon the Premises at any time during the Term without Landlord’s prior written consent, which consent may be unreasonably or arbitrarily withheld.  If Tenant, without Landlord’s prior written consent, vacates, or abandons the Premises, or fails to conduct its business therein, or uses or permits or suffers the use of the Premises for any purpose not specifically herein authorized, Tenant will be in breach of Tenant’s obligations under this Lease, and then without constituting a waiver of Tenant’s obligations or limiting Landlord’s remedies hereunder, all Rent reserved in this Lease will immediately become due and payable to Landlord unless payment thereof is guaranteed to the satisfaction of Landlord.

3.3                                 Operating Standards:  Tenant shall comply with the Operating Standards.  Landlord may from time to time make other rules and regulations to amend and supplement the Operating Standards and which relate to the operation, use, reputation, safety, care or cleanliness of the Building and the Premises, the operation and maintenance of buildings and equipment, the use of Common Areas, and any other matters affecting the operation and use of the Building and conduct of business in the Premises and which may differentiate between different types of businesses.

Tenant	Landlord

3.4                                 Compliance with Laws:  Tenant is responsible at all times to comply with and to keep the Premises, the Leasehold Improvements and Trade Fixtures in compliance and accordance with the requirements of all applicable laws, directions, rules, regulations or codes of Landlord and every Authority having jurisdiction and of any insurer by which Landlord or Tenant is insured and affecting the construction, operation, condition, maintenance, use or occupation of the Premises or the making of any repair or alteration including, without limitation, compliance with each Environmental Law and any agreements with adjoining owners and or third parties affecting the Premises and the Building.  Tenant shall not allow or cause any act or omission to occur in or about the Premises which may result in an illegal or prohibited use or causes any breach of or non-compliance with such laws, directions, rules, regulations and codes.  If, due to Tenant’s acts, omissions or use of the Premises, repairs, alterations or improvements to the Premises or the Building are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant will pay the entire cost thereof.  Before being permitted to take possession of the Premises, and at any time and from time to time thereafter within ten (10) days after Landlord’s request, Tenant shall provide a true and complete copy of all environmental permits and compliance certificates for the Tenant’s permitted business operations and all other activities by Tenant at, upon or about the Premises required and/or issued by any Authority pursuant to any Environmental Law.

3.5                                 No Waste or Nuisance:  Tenant shall not commit or permit any waste or damage to the Premises or the Building, or commit or permit anything which may disturb the quiet enjoyment of any occupant of the Building or which may interfere with the operation of the Building.  Tenant will not cause or permit any nuisance or hazard in or about the Premises and Tenant will not permit the storage of any Contaminant or any Discharge in or about the Premises or the Building and will keep the Premises free of Contaminants, debris, trash, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or any noxious or strong noises or odours or anything which may disturb the enjoyment of the Building and the Common Areas by customers and other tenants of the Building.  Without limiting the generality of the foregoing:  (a) Tenant shall not use or permit the use of any equipment or device such as, without limitation, loudspeakers, stereos, public address systems, sound amplifiers, radios, televisions, VCR’s or DVD’s which is in any manner audible or visible outside of the Premises; and (b) no noxious or strong odours shall be allowed to permeate outside the Premises; and (c) no boot trays or other items may be placed outside the Premises; in each case without the prior written consent of Landlord which may be arbitrarily withheld or withdrawn on 24 hours notice to Tenant.

3.6                                 Common Areas:  Landlord agrees that Tenant, in common with all others entitled thereto including the general public in concourse areas, may use and have access through the Common Areas for their intended purposes during Normal Business Hours only; provided however, that in an emergency or in the case of Landlord making repairs, Landlord may temporarily close or restrict the use of any part of the Common Areas, although Landlord shall, in such instances, endeavour not to prevent access to the Premises.

3.7                                 Easements:  Tenant acknowledges that Landlord and any persons authorized by Landlord may install, maintain and repair pipes, wires and other conduits or facilities through the Common Areas and the Premises.  Any such installing, maintaining and repairing shall be done as quickly as possible and in a manner that will minimize inconvenience to Tenant to the extent reasonably possible in the circumstances.

PART 4 -  TERM - POSSESSION

4.1                                 Term:  This Lease shall be for the Term set out in section 1.7 unless earlier terminated as provided in this Lease, and nothing hereafter contained in this Part 4 shall postpone the Commencement Date, or extend the Term.

4.2                                 Tenant Fixturing:  Should Landlord permit Tenant to take possession of the Premises for purposes of fixturing or installing its Leasehold Improvements prior to the Commencement Date, then all of the terms and conditions of this Lease, except for payment of Basic Rent, shall be in full force and effect as of the date Tenant takes such possession, and Tenant shall reimburse Landlord for the cost of any Additional Services provided during the fixturing period, including the cost of cleaning and rubbish removal, and any Utilities consumed in the Premises.

Tenant	Landlord

4.3                                 Early Occupation:  If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant will pay to Landlord on the Commencement Date a rental in respect thereof for the period from the date Tenant begins to conduct business in all or any part of the Premises to the Commencement Date, which rental will be that proportion of Rent for the first year which the number of days in such period bears to 365 and all other provisions of this Lease will be applicable during such period, except where clearly inappropriate.

4.4                                 Delayed Possession:  If Landlord is delayed for any reason in delivering possession of all or any portion of the Premises to Tenant on or before the Commencement Date, then Tenant will take possession of the Premises on the date when Landlord delivers possession of all of the Premises, which date will be conclusively established by notice from Landlord to Tenant at least five (5) days before such date.  This Lease will not be void or voidable nor will the Term be extended nor will Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, but no Rent will be payable by Tenant (unless such delay is principally caused by or attributable to Tenant, its employees, servants, agents or contractors), for the period prior to the date on which Landlord can so deliver possession of all of the Premises, unless Tenant elects to take possession of a portion of the Premises whereupon Rent will be payable in respect of such portion from the date such possession is so taken.

4.5                                 Surrender:  Tenant shall surrender possession of the Premises upon termination of this Lease by expiration of the Term or operation of the terms hereof, in good and substantial repair and condition as required by this Lease.

4.6                                 Overholding:  If Tenant remains in possession of the Premises following termination of this Lease by expiration of the Term or operation of the terms hereof, with or without objection by Landlord, and without any written agreement otherwise providing, Tenant shall be deemed to be a monthly tenant upon the same terms and conditions as are contained in this Lease except as to the Term, and except as to Gross Rent which shall be equal to the greater of:  (a) twice the Gross Rent payable in the last year of the Term or any renewal term, or (b) the then prevailing rate charged by Landlord in the Building.  This provision shall not authorize Tenant to so overhold where Landlord has objected.

4.7                                 Effect of Termination:  The expiry or termination of this Lease whether by elapse of time or by the exercise of any right of either Landlord or Tenant pursuant to this Lease shall be without prejudice to the right of Landlord to recover arrears of rent and the right of each party to recover damages for an antecedent default by the other.

4.8                                 Acceptance of Premises:  Taking possession of all or any portion of the Premises by Tenant will be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject only to latent defects and to those deficiencies (if any) listed in writing in a notice delivered by Tenant to Landlord not more than ten days after the date of taking possession.

PART 5 -  RENT

5.1                                 Payment:  From and after the Rent Commencement Date, Tenant shall pay to Landlord the Gross Rent and the Additional Rent.  Tenant covenants to pay rent without any deduction, abatement or set off except as specified in this section.  All rent in arrears shall bear interest at the Interest Rate from the date on which the same became due until the date of payment.  Except as provided in sections 11.1 or 11.2 or by reason of a decision by Landlord to terminate this Lease pursuant to Part 11, damage to or destruction of all or any portion of the Premises or the Building shall not terminate this Lease nor entitle Tenant to surrender the Premises, nor in any way affect Tenant’s obligation to pay rent.  Tenant agrees to deliver to Landlord at the time and for the period requested from time to time by Landlord monthly post-dated cheques in amounts conforming with the monthly Gross Rent payments, plus any Additional Rent payments estimated by Landlord in advance.  Alternatively, if and to the extent Landlord so requires, rent will be paid to Landlord, at Tenant’s expense, by an automated debiting system, under which payments are deducted from Tenant’s bank account and credited to Landlord’s bank account on the due date, without prejudice to any other right or remedy of Landlord; otherwise rent will be

Tenant	Landlord

paid to Landlord at the address of Landlord set forth in section 1.1, or to such other person or at such other address as Landlord may from time to time designate in writing.  Tenant’s obligations to pay rent will survive the expiration or earlier termination of this Lease.

5.2                                 Gross Rent:  Tenant shall pay Gross Rent in the amount set out in section 1.9, without demand in advance in equal consecutive monthly instalments on the first of each month commencing on the Rent Commencement Date.  Rent is subject to adjustment upon measurement of the actual Rentable Area of the Premises by Landlord.

5.3                                 Deposit:  Tenant shall pay to Landlord a security deposit in the amount specified in section 1.12 to be held by Landlord as security for Tenant’s performance of its covenants under this Lease.  No interest shall accrue or be payable to Tenant in respect of the deposit.  If Tenant shall be in default of any such covenant, Landlord may appropriate and apply such portion of the security deposit as Landlord considers necessary to compensate it for rent outstanding or loss or damage suffered by Landlord arising out of or in connection with such default.  When requested by Landlord following any such appropriation Tenant shall pay to Landlord an amount sufficient to restore the original amount of the security deposit.  Tenant shall not assign or encumber its interest in the security deposit, and Landlord shall not be bound by any attempted assignment or encumbrance of the security deposit, except in the case of any permitted Transfer of the Lease, in which case Tenant’s interest in the security deposit shall be deemed to have been assigned to such permitted transferee as of the date of such Transfer.  So much of the deposit as remains unappropriated by Landlord shall be returned to Tenant within 60 days after expiry of the Term so long as Tenant has surrendered the Premises in accordance with all requirements of this Lease, otherwise the deposit shall be forfeited to Landlord as liquidated damages, without prejudice to any other right or remedy available to Landlord.

5.4                                 Additional Rent:  From and after the Rent Commencement Date, or such earlier date specified in this Lease, Tenant shall pay to Landlord, or to others if any sums are required by the terms of this Lease to be paid to anyone other than Landlord, further annual rent for the Premises equal to the aggregate of the following amounts:

.1                                       INTENTIONALLY DELETED

.2                                       INTENTIONALLY DELETED

.3                                       INTENTIONALLY DELETED

.4                                       All charges for heat, water, gas, electricity or any other Utilities used or consumed in the Premises which are not supplied to Tenant by or through Landlord,

.5                                       All charges for Additional Services,

.6                                       INTENTIONALLY DELETED.

5.5                                 Utilities:  INTENTIONALLY DELETED.

5.6                                 Additional Services:

.1                                       Tenant may from time to time be provided with or request Additional Services from Landlord and Tenant shall pay to Landlord, Landlord’s charge for such Additional Services plus 15% of such charge to cover Landlord’s cost of administration, payable forthwith upon delivery of Landlord’s invoice therefor.

.2                                       Tenant shall not install in the Premises equipment or Utilities (including telephone, telecommunication or other information technology equipment) which may or does overload any Utilities or which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the HVAC Facilities as

Tenant	Landlord

normally operated.  Landlord may install supplementary HVAC units, facilities or services in the Premises, or modify the HVAC Facilities, as may in Landlord’s reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord, within ten days of receipt of any invoice, for the cost thereof, including, without limitation, installation, operation and maintenance expenses, plus 15% of such cost to cover Landlord’s costs of administration.

5.7                                 General Provisions:

.1                                       No Delay in Payment of Rent:  Nothing contained in this Lease shall suspend or delay the payment of any money by Tenant at the time it becomes due and payable.  Tenant agrees that Landlord may, at its option, apply any sums received against any amounts due and payable under this Lease in such manner as Landlord sees fit.  No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder will be deemed to be other than on account of the earliest stipulated Rent, nor will any endorsement or statement on any cheque or any letter accompanying any cheque, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such cheque or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.

.2                                       Interest on Arrears:  If any amount of Rent is in arrears it shall bear interest at the Interest Rate.

.3                                       Partial Periods:  If the Rent Commencement Date is any day other than the first day of a calendar month, or if the Term ends on a day other than the last day of a calendar month, then Gross Rent and Additional Rent, as the case may be, will be adjusted for the months affected, pro rata, based on a 365 day year.

.4                                       Estimated Amounts:  INTENTIONALLY DELETED

.5                                       Statements:  INTENTIONALLY DELETED

.6                                       General:  All amounts payable by Tenant to Landlord pursuant to this Lease shall be deemed to be Rent.  All Rent shall be paid in lawful money of Canada.

.7                                       Allocations:  Where any amount, cost or expense is to be determined, allocated, apportioned or attributed under any provision of this Lease, Landlord shall do so and shall act reasonably in determining and applying criteria which are relevant to doing so and Landlord may retain engineering, accounting, legal and other professional consultants to assist and advise in doing so.

PART 6 -  TAXES

6.1                                 Taxes Payable by Landlord:  Landlord shall pay all Realty Taxes in the first instance, unless levied or imposed directly against Tenant or the Premises.

6.2                                 Business and Other Taxes Payable by Tenant:  Tenant shall pay before delinquency all Business Taxes, and any other taxes, charges, rates, duties and assessments levied, rated, imposed, charged or assessed against or in respect of any use, occupancy or conduct of business at the Premises or in respect of the Leasehold Improvements, Trade Fixtures, Tenant Property, or the business or income of Tenant on or from the Premises or rent payable under this Lease.  Tenant shall pay to Landlord any increase or incremental amount of Realty Taxes or other taxes which Landlord, acting reasonably, has determined to be attributable to an act by Tenant (for example declaring itself a separate school supporter) or attributable to the Leasehold Improvements, Trade Fixtures and Tenant Property.

6.3                                 Allocation of Realty Taxes to Premises:  INTENTIONALLY DELETED

6.4                                 Allocation of Realty Taxes to Common Areas:  INTENTIONALLY DELETED

Tenant	Landlord

6.5                                 Contesting Taxes:  INTENTIONALLY DELETED

6.6                                 Alternate Methods of Taxation:  INTENTIONALLY DELETED

6.7                                 Other Taxes:  Tenant shall pay upon demand, any Rental Taxes or other similar taxes imposed by an Authority upon Landlord or Tenant, including a proportionate share of the Non-Residential Immovable Tax.

PART 7 -  MAINTENANCE, REPAIRS AND ALTERATIONS

7.1                                 Responsibility of Tenant:  Without notice or demand from Landlord and except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant will maintain the Premises, the Leasehold Improvements and the Trade Fixtures and all improvements therein (whether or not such improvements were installed or furnished by Tenant) in good order and condition all as a careful owner would do, including without limitation:

.1                                       making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any Authority,

.2                                       removing all debris and refuse in accordance with the Operating Standards.

.3                                       maintaining and keeping in a good state of repair, the Leasehold Improvements, the Trade Fixtures and any signage, or other fixtures, attachments or installations in any part of the Building permitted by this Lease to be installed by or on behalf of Tenant, whether or not located in the Premises.

.4                                       keeping the Premises in a clean and tidy condition, and not permitting wastepaper, garbage, ashes, waste or objectionable material to accumulate thereon or in or about the Building, other than in areas and in a manner designated by Landlord.

.5                                       repairing all damage in the Premises resulting from any misuse, excessive use or installation, alteration, or removal of Leasehold Improvements, Trade Fixtures, fixtures, furnishings or equipment.

Tenant will promptly notify Landlord of any damage to or defect in any part of the Premises, or in any equipment or utility system serving the Premises, of which Tenant becomes aware notwithstanding that Landlord may have no obligation with regard thereto.

7.2                                 Responsibility of Landlord:  Subject to Part 11, Landlord shall maintain and keep in a good state of repair:

.1                                       the Building structure, roof, and permanent building walls (except for interior faces facing into the Premises),

.2                                       the HVAC Facilities,

.3                                       systems and equipment installed by Landlord for the supply and distribution of Utilities,

.4                                       the Common Areas including the elevators,

.5                                       Landlord’s Improvements in the Premises, and

.6                                       damage from causes against which Landlord has agreed to insure, as primary insurer.

The following provisions limit Landlord’s obligations in this section 7.2:

Tenant	Landlord

.7                                       if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord will have a reasonable time in which to complete the necessary repair or replacement, and during that time will be required only to maintain such services as are reasonably possible in the circumstances,

.8                                       Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to Unavoidable Delay,

.9                                       Landlord will use reasonable diligence in carrying out its obligations under this section 7.2, but will not be liable under any circumstances for any consequential damage to any person (including, without limitation, Tenant) or to any property for any failure to do so,

.10                                 no reduction or discontinuance of Landlord services will be construed as an eviction of Tenant or release Tenant from any obligation of Tenant under this Lease, and

.11                                 nothing contained herein will derogate from the provisions of Part 11.

7.3                                 Inspection, Entry and Notice:

.1                                       Tenant will permit Landlord and its authorized agents, employees, consultants and contractors to enter upon the Premises at any time or times to examine, measure and inspect the Premises, to show the Premises to prospective tenants, mortgagees or purchasers, to provide janitorial and maintenance services and to make all repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Building including the Building systems that Landlord considers necessary or desirable, whether for the direct benefit of the Premises or where necessary to serve another part of the Building.  For these purposes, Landlord may take all material into and upon the Premises that is required therefor and may have access to the overhead conduits and access panels and shafts and Landlord may check, calibrate, adjust and balance controls and other parts of the Building systems and facilities including the HVAC Facilities.  The Rent required to be paid pursuant to this Lease will not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of Tenant’s business.  Tenant will not obstruct pipes, conduits, ducts or shafts or other parts of the Building systems so as to prevent access to them by Landlord.  Tenant will provide free and unhampered access for the above purposes and will not be entitled to compensation for any damages, inconvenience, nuisance or discomfort caused thereby, but Landlord in exercising its rights under this section will make reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises.  No entry made or work undertaken by or on behalf of Landlord upon the Premises pursuant to this section is a re-entry or a breach of Landlord’s covenant for quiet enjoyment.  Despite the foregoing, Landlord will endeavour to give Tenant at least 24 hours prior notice before doing any repair or maintenance work during Normal Business Hours, except in the case of emergencies.

.2                                       Landlord may give notice to Tenant requiring it to perform in accordance with section 7.1 hereof, and Tenant shall rectify any failure to perform within the time period set out in section 12.1 hereof.  Should Tenant fail to commence such remedy within the allotted time, or having so commenced, fail to diligently continue such remedy to conclusion, Landlord may carry out such remedy without further notice to Tenant, and charge Tenant for such remedy as if it were an Additional Service requested by Tenant.

.3                                       If Tenant is not present to open and permit any entry into the Premises when for any reason an entry shall be necessary or in the case of a real or apprehended emergency, Landlord or its agents may, using reasonable force, enter the same without rendering Landlord or such agents liable therefor, and without affecting the obligations and covenants of Tenant under this Lease.  Landlord may also upon reasonable prior notice to Tenant, show the Premises to prospective purchasers, tenants and existing or prospective mortgagees.

.4                                       Nothing in this Lease shall make Landlord liable for any actions, notices or inspections as described in this section 7.3, nor is Landlord required to inspect the Premises, give notice to Tenant or carry out remedies on

Tenant	Landlord

Tenant’s behalf, nor is Landlord under any obligation for the care, maintenance or repair of the Premises, except as specifically provided in this Lease.

7.4                                 Alterations or Improvements:

.1                                       Following approval by Landlord, Tenant shall install its initial Leasehold Improvements and Trade Fixtures in accordance with the provisions of this Lease and in exact accordance with plans and specifications prepared by Tenant and approved in writing by Landlord prior to the commencement of any work.

.2                                       Following installation of such initial Leasehold Improvements, and Trade Fixtures, Tenant shall not make any alterations, repairs, changes, replacements, additions, installations or improvements (the “Alterations”) to any part of the Premises, Leasehold Improvements or Trade Fixtures without Landlord’s prior written approval, which approval shall not be unreasonably withheld, unless the Alterations may affect a structural part of the Building or may affect the mechanical, electrical, HVAC or other basic systems of the Building or the capacities thereof, in which case Landlord’s approval may be arbitrarily withheld.  Tenant shall submit to Landlord details of any proposed Alterations, including complete working drawings and specifications prepared by qualified designers and conforming to good engineering practice.

.3                                       The installation of all Leasehold Improvements and Alterations shall:

.1                                       at Landlord’s option, be performed by Landlord as an Additional Service,

.2                                       be performed expeditiously and at the sole risk and expense of Tenant, and in accordance with the Design Criteria Manual,

.3                                       be performed by competent workers whose labour union affiliations, if any, are compatible with others employed by Landlord and its contractors, and who will not interfere with work being performed by Landlord,

.4                                       be performed in a good and workmanlike manner and only in strict accordance with the drawings and specifications which Landlord has approved,

.5                                       be performed in compliance with the applicable requirements of all Authorities, evidence of which shall be provided to Landlord, and be subject to the supervision and direction of Landlord.

.6                                       equal or exceed the then current standard for the Building, and

.7                                       subject to section 7.4.7, be carried out only by persons selected by Tenant and approved in writing by Landlord, who will, if required by Landlord, deliver to Landlord before commencement of the work performance and payment bonds as well as proof of workers’ compensation and public liability and property damage insurance coverage, with Landlord as an additional named insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which will remain in effect during the entire period in which the work will be carried out.

Prior to taking possession of the Premises and commencing any work Tenant shall provide Landlord with an insurance certificate from its insurer and its contractors’ insurer confirming comprehensive general liability and building risk insurance in effect in an amount not less than $5,000,000 per occurrence and naming Landlord as an additional insured and containing cross liability and severability of interest provisions.

.4                                       Any Leasehold Improvements made by Tenant without the prior written consent of Landlord or which are not in strict accordance with the drawings and specifications approved by Landlord shall, if requested by

Tenant	Landlord

Landlord, be promptly removed by Tenant at Tenant’s expense, and the Premises shall be restored to their previous condition.

.5                                       Tenant shall reimburse Landlord for the cost of technical evaluation of Tenant’s plans and specifications and shall revise such plans and specifications as Landlord deems necessary.  Tenant shall be solely responsible for the adequacy and sufficiency of Tenant’s plans and specifications and Landlord shall have no liability of any kind arising from Landlord’s review or approval of such plans and specifications nor shall Landlord’s review and approval constitute an acknowledgement or indication of any kind as to the adequacy or sufficiency of Tenant’s plans and specifications.

.6                                       In carrying out any alterations or improvements in the Premises, Tenant, at its expense, shall pay to Landlord with respect to such work the cost to Landlord of all Utilities supplied to the Premises with respect to such work and the cost of any Additional Services including the cost of any necessary cutting or patching or repairing of any damage to the Building or the Premises, any cost to Landlord of removing refuse, cleaning, hoisting of materials and any other costs of Landlord which can be reasonably allocated as a direct expense relating to the conduct of such work.

.7                                       If a request is made by Tenant with respect to approval of Alterations or initial work including work which may affect the structure or matters which affect the mechanical, electrical, HVAC or other basic systems of the Building or the capacities thereof, which request is approved by Landlord, Landlord may require that such work be designed by consultants designated by it and paid by Tenant and that it be performed by Landlord or its contractors.  If Landlord or its contractors perform such work, it shall be at Tenant’s expense in an amount equal to Landlord’s total cost of such work or the contract price therefor plus, in either case, 15% payable following completion upon demand.  Notwithstanding the foregoing, if Tenant requests Landlord to alter or install any Leasehold Improvements or Trade Fixtures such work will be considered as an Additional Service.  Tenant will, if required by Landlord, deliver to Landlord prior to commencement of any Alterations an unconditional irrevocable letter of credit or other security satisfactory to Landlord in amount equal to Landlord’s reasonable estimate of the cost of performing such Alterations, including 15% of the total of such costs representing Landlord’s overhead.  If Landlord does not elect to perform any Alterations or initial work on Tenant’s behalf Landlord will nevertheless be paid a fee equal to 10% of the total cost of such work for co-ordination and supervision services.

.8                                       No Leasehold Improvements by or on behalf of Tenant shall be permitted which may adversely affect the condition or operation of the Building or any of its systems or the Premises or diminish the value thereof or restrict or reduce Landlord’s coverage for municipal zoning purposes.

.9                                       During construction and installation of Leasehold Improvements, Tenant shall keep the Building clean of any related debris and in any event, after construction is completed Tenant shall do an adequate “first clean” to the Premises.

.10                                 Any Alterations and initial work will be subject to supervision by Landlord or its employees, agents, manager or contractors during construction.  Tenant acknowledges that such supervision will be for the benefit of Landlord only and that Landlord will not be responsible in any way whatsoever for the quality, design, construction or installation of any such Alterations.

.11                                 Any increase in Realty Taxes on or fire or casualty insurance premiums for the Building attributable to the Alterations will be borne by Tenant and Tenant will pay Landlord for the cost of such increase upon receipt of Landlord’s invoice.

.12                                 Tenant shall promptly pay all its contractors and suppliers and shall do all things necessary to prevent a lien attaching to the Lands or Building and should any such lien be made, filed or attach Tenant shall discharge or vacate such lien immediately.  If Tenant shall fail to discharge or vacate any lien, then in addition to any other

Tenant	Landlord

right or remedy of Landlord, Landlord may discharge or vacate the lien by paying into Court the amount required to be paid to obtain a discharge, and the amount so paid by Landlord together with all costs and expenses including solicitor’s fees (on a substantial indemnity basis) incurred in connection therewith shall be due and payable by Tenant to Landlord on demand together with interest at the Interest Rate, calculated from the date of payment by Landlord until all of such amounts have been paid by Tenant to Landlord.

7.5                                 Removal and Restoration:

.1                                       The Leasehold Improvements shall immediately upon installation become the property of Landlord without compensation to Tenant.

.2                                       Unless Landlord by notice in writing requests otherwise, or unless Landlord elects to do so on Tenant’s behalf as an Additional Service, Tenant shall at its expense, prior to the end of the Term or earlier termination of this Lease, remove all (or part, as designated by Landlord) of the Leasehold Improvements and restore the Premises to the base building standard with the basic systems of the Building, including the reconstruction necessary to reinstate the Premises original structure in the event structural changes were undertaken by Tenant.

.3                                       Tenant shall repair and make good any damage to the Premises or to the Building caused either in the installation or removal of Leasehold Improvements and Trade Fixtures.

7.6                                 External Changes:  Tenant agrees that it shall not erect, affix or attach to any roof, exterior walls or surfaces of the Building any antennae, sign or fixture of any kind, nor shall it make any opening in or alteration to the roof, walls, or structure of the Premises, or install in the Premises or Building free standing air-conditioning units, without the prior written consent of Landlord which may be arbitrarily withheld.

7.7                                 Trade Fixtures:  Tenant may, at the end of the Term, if not in default, remove its Trade Fixtures, and Tenant shall, in the case of every installation or removal of Trade Fixtures, make good any damage caused to the Premises or the Building by such installation or removal.  Any Trade Fixtures removed during the Term will be contemporaneously replaced with Trade Fixtures of equal or better quality.  Any Trade Fixtures and equipment belonging to Tenant, if not removed at the termination or expiry of this Lease, shall, if Landlord so elects, be deemed abandoned and become the property of Landlord without compensation to Tenant.  If Landlord shall not so elect, Landlord may remove such Trade Fixtures from the Premises and store them at Tenant’s risk and expense and Tenant shall save Landlord harmless from all damage to the Premises caused by such removal, whether by Tenant or by Landlord.

7.8                                 Tenant’s Signs: Tenant shall not at any time cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction (collectively called “Signs”) to be painted, displayed, inscribed, placed, affixed or maintained within the Premises and visible outside the Premises or in or on any windows or the exterior of the Premises (including glass demising walls facing onto Common Areas), nor anywhere else on or in the Building, without the prior and continuous consent of Landlord which consent may, with respect to proposed signage on the main floor of the Building, or which can be seen from outside the Premises, be arbitrarily withheld, but otherwise shall not be unreasonably withheld, provided that the copy and style of any Signs shall be consistent with the character of the Building and in accordance with Landlord’s Sign criteria.  No hand-written Signs will be permitted.  Landlord may at any time prescribe a uniform pattern of identification Signs for tenants to be placed on the outside of the Premises and other premises.  Any breach by Tenant of this provision may be immediately rectified by Landlord at Tenant’s expense and in this connection, Landlord shall be entitled to enter the Premises and remove any Signs contravening this provision and charge Tenant the costs thereof, and same shall not constitute a re-entry under this Lease and Landlord shall not be liable for any damages caused thereby, whether or not arising from its own negligence.

7.9                                 Directory Board:  Landlord may erect and maintain a directory board in the main lobby of the Building which shall indicate the name of Tenant and the location of the Premises within the Building.  Tenant shall pay

Tenant	Landlord

Landlord’s cost of changes thereto, and any other signage with respect to the Premises.  Should sufficient space exist on the directory board, Landlord may provide to Tenant, at Tenant’s expense, additional entries as requested.  The directory board shall be exclusively controlled by Landlord and shall be for identification only and not for advertising.  Landlord’s acceptance of any name for listing on the directory board will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any Transfer.

7.10                           Landlord’s Signs:  In addition to Landlord’s right to install general information and direction signs in and about the Building as would be customary for comparable office building in the municipality, Landlord shall have the right at any time to place upon the Building a notice of reasonable dimensions, reasonably placed so as not to interfere with Tenant’s business, stating that the Building is for sale, or that areas of the Building are for lease, as the case may be, and at any time during the last nine (9) months of the Term, that the Premises are for lease and Tenant shall not remove or interfere with such notices or signs.

PART 8 -  STANDARD SERVICES AND ALTERATIONS

8.1                                 Operation of Building:  Landlord shall operate the Building during the Term to an appropriate standard having regard to the size, age, type and location of the Building.  The Building shall at all times be under the exclusive control and management of Landlord and Landlord will provide the services set out in section 8.2, 8.3 and 8.4.

8.2                                 Services to Premises:  Landlord will provide in the Premises:

.1                                       HVAC as required for the use and occupancy of the Premises during Normal Business Hours,

.2                                       janitor services, including window washing, as reasonably required to keep the Premises clean provided that Tenant will leave the Premises in a reasonably tidy condition at the end of each business day,

.3                                       electric power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building),

.4                                       replacement of Building standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage, and

.5                                       maintenance, repair, and replacement as set out in section 8.4.

8.3                                 Building Services:  Landlord will provide in the Building:

.1                                       janitorial service, domestic running water and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building,

.2                                       access to and egress from the Premises, including elevator or escalator service if included in the Building.  Landlord may reduce the number of elevators in service after Normal Business Hours.  Landlord retains the right to regulate the use of elevators for the purpose of carrying freight, and

.3                                       HVAC, lighting, electric power, domestic running water, and janitor service in those areas of the Building from time to time designated by Landlord for use during Normal Business Hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord

8.4                                 Utilities:

.1                                       Electrical Power:  Landlord will supply to the Premises sufficient electrical power to operate the standard lighting fixtures supplied by Landlord plus circuits sufficient to deliver power to the Premises as currently existing.  If Tenant requires electrical power at a different voltage or at a greater capacity than

Tenant	Landlord

Landlord’s system delivers, then any additional systems required, if available, shall be installed, operated and maintained at Tenant’s cost.

.2                                       Water and Sewage Connections:  Landlord shall provide to the floor(s) on which the Premises is located, water for drinking fountains, cold or tempered water for washroom facilities and the necessary sewer connections.  Any connections made to Leasehold Improvements or special facilities by Tenant shall be made at Tenant’s cost and in accordance with section 7.4.

.3                                       Information Technology:  Landlord may provide or arrange with third parties to provide to the Building, access to advanced information technology systems and equipment including fibre optic and other sophisticated telecommunication facilities.  Landlord shall from time to time in its discretion determine the terms and conditions applicable to Landlord providing Tenant with access and connections to such systems and equipment including the amounts of fees and charges payable by Tenant to Landlord and applicable from time to time for access and connection privileges.

.4                                       Utility Regulations:  The obligation of Landlord to furnish Utilities as set out in this section 8.4 shall be subject to the rules and regulations of the supplier of such utility or other Authority regulating the business or providing any of these Utilities.

8.5                                 Limitation:  Tenant acknowledges and agrees that the degree of heating and cooling and other services provided after Normal Business Hours will be reduced by Landlord in a manner comparable to other similar office buildings in the municipality.  Landlord may enter the Premises at any time in order to inspect, control or regulate the operation of any HVAC Facilities.

.1                                       The systems furnished and operated by Landlord for providing HVAC to the Premises are designed for a reasonable density of persons and for general office purposes based on window shading being fully closed where windows are exposed to direct sunlight.  Arrangement of partitions, equipment or special purpose areas, or the installation of equipment with high levels of heat production by Tenant may require alteration of the portion of the HVAC Facilities located within the Premises.  Any alterations that can be accommodated by Landlord’s equipment shall be made at Tenant’s expense and in accordance with section 7.4 hereof.  Balancing of the system within the Premises shall be at Tenant’s expense.  Tenant acknowledges that the HVAC Facilities serving the Premises or the Building may require initial balancing or that alterations made from time to time whether inside the Premises or in other areas of the Building, may temporarily cause imbalance of the HVAC Facilities and Tenant shall allow a reasonable amount of time for such readjustment and rebalancing.

.2                                       Should Landlord fail to provide sufficient heat or HVAC at any time it shall not be liable for direct, indirect, or consequential damages, or for personal discomfort or illness.

8.6                                 Landlord’s Alterations:  Notwithstanding anything contained in this Lease, Landlord shall have the right, at any time, to add buildings, additions and parking structures on the Lands or to make additions to, or subtractions from, or to change, rearrange or relocate any part of the Common Areas, the Lands or the Building including the Premises.  Landlord shall also have the right to enclose any open area, and to grant, modify or terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Building, Common Areas or the Lands, and to close all or any part of the Lands, Common Areas or the Building to such extent as Landlord considers reasonably necessary to prevent accrual of any rights therein to any persons at any time.  Landlord is entitled to make changes to the parking areas and facilities and to make any changes or additions to the systems, pipes, conduits, Utilities or other building services within or serving the Premises or any other premises in the Building.  In doing any of the foregoing, Landlord shall have the right to enter upon the Premises and same shall not constitute a re-entry hereunder.  Landlord shall not be liable for any damage caused to Tenant’s property.  No claim for compensation shall be made by Tenant by reason of inconvenience, nuisance, discomfort or consequential loss arising from such changes or Landlord’s entry.  Landlord shall make such changes as expeditiously as reasonably possible.  The Building and all Common Areas shall at all times be

Tenant	Landlord

subject to the exclusive control and management of Landlord or as Landlord may direct from time to time.  Tenant shall cooperate with Landlord in any of its programmes to improve or make more efficient the operation of the Lands and Building.

8.7                                 Interruption or Delay of Services:  Landlord may slow down, interrupt, delay, or shut down any of the services or Utilities outlined in this Part 8 on account of repairs, maintenance or alterations to any equipment or other parts of the Building and where practical, Landlord shall schedule such interruptions, delays, slow downs, or stoppage so as to minimize any inconvenience to Tenant.  Landlord shall not be responsible for any direct, indirect or consequential damages, losses, or injuries caused.

8.8                                 Public Policy:  Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of Utilities, if in so doing it acts in accordance with a directive, policy or request of an Authority acting in the fields of energy, conservation, waste management and disposal, security, the environment or other area of public interest.

8.9                                 Security and Information:  Landlord may provide a security guard or receptionist in the main lobby of the Building to provide general information to visitors and to control traffic in and out of the Building.  Landlord may from time to time elect to substitute such services with automated systems and other devices that may from time to time seem appropriate for a comparable office building in the municipality.  It is acknowledged by Tenant that such services are intended for the general benefit of the Building and are not intended to specifically protect or otherwise serve Tenant, its employees or the Premises.

PART 9 -  DISPOSITIONS BY TENANT

9.1                                 Transfers:  Tenant covenants that no Transfer affecting Tenant, this Lease, the Premises or the business of Tenant at the Premises shall be permitted or effective until Landlord’s prior written consent to the Transfer is delivered to Tenant.  Tenant shall deliver to Landlord its written request for consent to such Transfer together with copies of the proposed Transfer documents and shall provide Landlord with full particulars of the proposed Transfer and the business and financial responsibility and standing of the proposed Transferee.  If Tenant requests Landlord’s consent to any Transfer, Landlord may either:

.1                                       refuse its consent (which refusal may be without any reasons being given or for reasons which are arbitrary or unreasonable, and such refusal shall not be subject to any review or any contestation by anyone or any Authority); or

.2                                       elect to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises, or if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion.  If Landlord elects to cancel this Lease and so advises Tenant in writing, Tenant shall then notify Landlord in writing within 15 days thereafter of Tenant’s intention either to refrain from such assigning or subletting or to accept the cancellation of the Lease (in whole, or in part).  Failure of Tenant to deliver notice to Landlord within such 15 day period advising of Tenant’s intention to refrain from such assigning or subletting, shall be deemed to be an acceptance by Tenant of Landlord’s cancellation of this Lease (in whole, or in part, as the case may be).  Any cancellation of this Lease pursuant to this section 9.1 shall be effective on the later of the date originally proposed by Tenant as being the effective date of transfer or the last day of the month which is not less than 60 days following the date of Landlord’s notice of cancellation of this Lease; or

.3                                       grant its consent with such conditions, if any, as Landlord elects to impose in its sole discretion, which conditions shall be effective upon completion of such Transfer and may include but are not limited to:

.1                                       an increase in Gross Rent to an amount which is equal to the then fair market gross rent for the Premises for the balance of the Term, as determined by Landlord;

Tenant	Landlord

.2                                       the relinquishment of any rights of the Tenant with respect to the name of the Building, with respect to signage, with respect to renewal of this Lease or extension of the Term, or in respect to additional premises in the Building, or of exclusivity of use;

.3                                       waiver by Tenant of any further rights to rent free periods or other inducements of any kind provided under this Lease;

.4                                       the requirement that any party to the Transfer enter into a new lease with Landlord on Landlord’s then standard lease form for the Building and that Tenant enter into such new lease as a guarantor or indemnifier;

.5                                       the deletion of any of the amendments to Landlord’s standard form of lease contained in this Lease; and

.6                                       the requirement that any party to the Transfer other than Tenant covenant directly with Landlord in writing to perform and observe such of the covenants, obligations and agreements of Tenant under this Lease as Landlord requires.

9.2                                 Additional Requirements:  If Landlord agrees to grant its consent to any Transfer under section 9.1:

.1                                       Tenant shall not permit or cause such Transfer to be completed except:

.1                                       upon terms consistent with the terms of Tenant’s request and information under section 9.1 (except to the extent modified by any conditions imposed by Landlord under section 9.1);

.2                                       upon conditions imposed by Landlord, if any, under section 9.1; and

.3                                       upon terms not otherwise inconsistent with the terms of this Lease;

.2                                       Tenant shall cause to be executed and delivered by any party to the Transfer (including Tenant) such documentation as may be required by Landlord in connection with such Transfer;

.3                                       if Tenant shall receive or be entitled to receive from any Transferee either directly or indirectly, any consideration for the Transfer or the use of the whole or any portion of the Premises, either in the form of money or monies worth, goods, or services, Tenant shall forthwith pay an amount equivalent in value to such consideration to Landlord and such amount shall be deemed to be Additional Rent due;

.4                                       in the event of any subletting or other Transfer by Tenant by reason of which Tenant receives a rent or other payment of any kind related to any sublease or other right to use the Premises or conduct the business of Tenant therein, in the form of money or monies worth, goods or services from the subtenant or any other person, which is more than the rent payable hereunder to Landlord, Tenant shall pay such excess to Landlord in addition to all Rent, Additional Rent and other charges payable under this Lease, and such excess amounts shall be deemed to be further Additional Rent due;

.5                                       if such Transfer shall not be completed within 60 days after Landlord’s consent is given, such consent shall expire and become null and void and Tenant shall not then allow or cause such Transfer to be completed without again complying with all the requirements of this section 9;

and such consent shall not be effective unless and until Tenant shall have complied fully with this section 9.2.

9.3                                 No Release:  No Transfer or other disposition by Tenant of this Lease or of any interest under this Lease shall release Tenant from the performance of any of its covenants under this Lease and Tenant shall continue to be

Tenant	Landlord

bound by this Lease.  Tenant’s liability under the Lease will continue notwithstanding the bankruptcy, insolvency, dissolution or liquidation of any Transferee of this Lease or the termination of this Lease for default or the termination, disclaimer, surrender or repudiation of this Lease pursuant to any statute or rule of law.  Furthermore, if this Lease is terminated for default or is terminated, disclaimed, surrendered or repudiated pursuant to any statute or rule of law, then, in addition to and without limiting Tenant’s liability under this Lease, Tenant, upon notice from Landlord given within 90 days after any such termination, disclaimer, surrender or repudiation, shall enter into a new lease with Landlord for a term commencing on the effective date of such termination, disclaimer, surrender or repudiation and expiring on the date this Lease would have expired but for such termination, disclaimer, surrender or repudiation and otherwise upon the same terms and conditions as are contained in this Lease with respect to the period after such termination, disclaimer, surrender or repudiation.

9.4                                 Costs:  Prior to Landlord delivering any requested consent, Tenant shall pay Landlord’s costs incurred in processing each request by Tenant for consent to Transfer including all internal and external legal costs incurred.

9.5                                 No Advertising:  Tenant will not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise that all or part of the Premises is available for lease or sublease or is otherwise available for the purpose of effecting a Transfer, and it will not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice of advertisement is first approved in writing by Landlord.  Without restricting or limiting Landlord’s right to refuse any text or format on the other grounds, no text or format proposed by Tenant may contain a reference to the rental rate for the Premises and in no event shall Tenant display any sign that is visible from outside the Premises.

PART 10 -  INSURANCE AND INDEMNIFICATION

10.1                           Tenant’s Insurance:  Tenant shall, at its sole cost and expense, take out and maintain in full force and effect at all times throughout the Term the following insurance:

.1                                       “All Risks” insurance upon property of every description and kind owned by Tenant, or for which Tenant is legally liable, or which is installed by or on behalf of Tenant, within the Premises or on the Lands or Building, including, without limitation, stock in trade, furniture, equipment, partitions, Trade Fixtures and Leasehold Improvements, in an amount not less than the full replacement cost thereof from time to time.  If there shall be a dispute as to the amount of full replacement cost the decision of Landlord or the Mortgagee shall be conclusive;

.2                                       Commercial general liability and property damage insurance, including personal liability, contractual liability, tenants’ legal liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Premises and the Common Areas, which coverage shall include the business operations conducted by Tenant and any other person on the Premises.  Such policies shall be written on a comprehensive basis with coverage for any one occurrence or claim of not less than $5,000,000.00 or such higher limits as Landlord or the Mortgagee may require from time to time;

.3                                       Business interruption insurance including loss of profits;

.4                                       Any form of insurance as Tenant, Landlord or the Mortgagee may reasonably require from time to time in amounts and for insurance risks against which a prudent tenant would protect itself.

10.2                           Policy Requirements:  Each policy of insurance taken out by Tenant in accordance with this Lease shall be taken out with insurers, and shall be in such form and on such terms as are satisfactory to Landlord, and each such policy shall name Landlord, any Mortgagee and the Manager and any others designated by Landlord as additional named insureds, as their respective interests may appear, and each of such policies shall contain, in form satisfactory to Landlord:

Tenant	Landlord

.1                                       the standard mortgage clause as required by the Mortgagee;

.2                                       a waiver by the insurer of any rights of subrogation or indemnity or any other claim over, to which such insurer might otherwise be entitled against Landlord, the Manager and their respective officers, directors, agents, employees or those for whom it is in law responsible;

.3                                       an undertaking by the insurer to notify Landlord and the Mortgagee in writing not less than 30 days prior to any proposed material change, cancellation or other termination thereof;

.4                                       a provision that Tenant’s insurance is primary and shall not call into contribution any other insurance available to Landlord;

.5                                       a severability of interests clause and a cross-liability clause, where applicable.

10.3                           Proof of Insurance:  Tenant shall provide to Landlord and the Mortgagee at the time of execution of this Lease and thereafter on demand, and from time to time, satisfactory evidence that the policies of insurance required to be maintained by Tenant in accordance with this Lease are in fact being maintained, which evidence shall be in the form of certificates of insurance, or if required by Landlord or the Mortgagee, certified copies of each such insurance policy.

10.4                           Failure to Maintain:  If Tenant fails to take out or keep in force any insurance referred to in this Part 10 or should any such insurance not be approved by either Landlord or the Mortgagee and should Tenant not rectify the situation within forty-eight (48) hours following receipt by Tenant of written notice from Landlord (stating, if Landlord or the Mortgagee do not approve of such insurance, the reasons therefor), Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of Tenant and all outlays by Landlord shall be payable by Tenant to Landlord and shall be due on the first day of the next month following said payment by Landlord without prejudice to any other rights and remedies of Landlord under this Lease.

10.5                           Damage to Leasehold Improvements:  In case of damage to the Leasehold Improvements, or any material part thereof, the proceeds of insurance in respect thereto shall be payable to Landlord, and such proceeds shall be released to Tenant (provided that Tenant is not in default hereunder) upon Tenant’s written request for progress payments, at stages determined by a certificate of the Architect stating that repairs to each such stage have been satisfactorily completed free of liens by Tenant or by Tenant’s contractors.  In the event Tenant defaults in making such repairs, Landlord may, but shall not be obliged to, perform the repairs and the proceeds may be applied by Landlord to the cost thereof. If this Lease expires or is terminated at a time when the Premises or Leasehold Improvements are damaged or destroyed as a result of a peril required to be insured against by Tenant, Tenant shall pay or assign to Landlord free of any encumbrance, an amount equal to the proceeds or the proceeds of insurance required to be maintained by Tenant with respect to such damage or destruction.

10.6                           Increase in Insurance Premiums/Cancellation:  Tenant shall not do or permit anything to be done upon the Premises which shall cause the premium rate of insurance on the Building to be increased.  If the premium rate of insurance on the Building shall be increased by reason of any act or omission of Tenant or any use made of the Premises, Tenant shall pay to Landlord on demand the amount of such premium increase.  In the event of an actual or threatened cancellation of any insurance on the Building or any adverse change thereto by the insurer by reason of the use or occupation of the Premises, and if Tenant has failed to remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or adverse change within 24 hours after notice thereof by Landlord, then Landlord may terminate this Lease by notice in writing to Tenant or remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid forthwith on demand, and for such purposes Landlord shall have the right to enter upon the Premises without further notice.

Tenant	Landlord

10.7                           Landlord’s Insurance:  Landlord agrees to insure the Building and the machinery, boilers and equipment therein owned by Landlord (specifically excluding any property which Tenant is obliged to insure under this Part 10) against “All Risks” of loss in such reasonable amounts as would be carried by a prudent owner of a comparable office building in the municipality.  Landlord may also carry public liability and property damage insurance with respect to the operation of the Building, rental insurance and environmental insurance and any other forms of insurance as it or the Mortgagee may reasonably determine to be advisable.  Notwithstanding that Tenant shall be contributing to Landlord’s costs and premiums respecting such insurance, Tenant shall not have any insurable or other interest in any of Landlord’s insurance other than the rights, if any, expressly set forth in this Lease, and in any event, Tenant shall not have any interest in, nor any right to recover any proceeds under any of Landlord’s insurance policies.

10.8                           Non-Liability for Loss, Injury or Damage:  Tenant acknowledges and agrees that Landlord shall not be liable for

.1                                       any death or injury arising from or out of any occurrence in, upon, at or relating to the Lands or Building,

.2                                       damage to property of Tenant or others located on the Premises however caused,

.3                                       any loss or damage to any property of Tenant or others from any cause whatsoever (whether or not such property has been entrusted to Landlord, its agents, servants or employees) and, without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, steam, water, rain, snow or gas which may leak into or issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter,

.4                                       any damage caused by or attributable to the condition or arrangement of any electric or other wiring,

.5                                       any loss or damage of any kind arising from failure or interruption of any Utility, including without limitation, any failure or interruptions of any telecommunication, fibre optic or other information technology facility utilized by Tenant and whether provided by Landlord or any other provider,

.6                                       any damage caused by anything done or omitted to be done by Landlord or by any other tenant or occupant of the Building,

.7                                       any claim or demand in connection with any injury, loss or damage to Tenant, its agents, invitees or licensees, or to the property of Tenant, its agents, invitees or licensees, where such injury, loss or damage arises out of the security services in force or the lack thereof in the Building from time to time, or

.8                                       in any event, any indirect or consequential damages suffered by Tenant.

Without limiting the foregoing, Tenant hereby releases Landlord, and those for whom it is in law responsible, from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance or is otherwise insured.  Tenant acknowledges that notwithstanding that Landlord may provide connections or access within the Building for information technology systems which Tenant uses in the operation of its business, Tenant shall have no claim of any kind against Landlord with respect to any failure, interruption or improper performance of any such information technology systems or equipment whether located within or beyond the Building.  Tenant shall look solely to third party suppliers and service providers in respect of all such claims and Tenant waives and releases any and all such claims it may otherwise have had against Landlord.

10.9                           Indemnification of Landlord:  Tenant shall indemnify Landlord and also save it harmless from all losses, liabilities, damages, claims, demands and actions of any kind or nature which Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by Tenant of any covenant, term or

Tenant	Landlord

provision of this Lease and against any and all losses, liabilities, damages, claims, demands, actions and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises or arising from the occupancy or use by Tenant of the Premises, the Lands or Building by Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees or concessionaires whether on the Premises, Lands or in the Building.  In case Landlord, without actual fault on its part, is made a party to any litigation commenced by or against Tenant, Tenant shall hold Landlord harmless and shall pay all costs and legal fees incurred or paid by Landlord in respect of such litigation.

10.10                     Extension of Rights and Remedies:  Every right, exemption from liability, defence, immunity and waiver of whatsoever nature applicable to Landlord under this Lease shall also be available and shall extend to benefit and to protect all other companies owned, operated or controlled by or affiliated with Landlord and the Manager and to protect their respective officers, directors, managers, consultants and employees and for such purposes Landlord and the Manager is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of such companies and persons.

PART 11 -  DAMAGE

11.1                           Damage to Premises:  It is understood and agreed that, notwithstanding the other provisions of this Lease, should the Premises at any time be partially or wholly destroyed or damaged by any cause whatsoever or should demolition of the Premises be necessitated thereby or should the Premises become unfit for occupancy by Tenant:

.1                                       subject as hereinafter provided in this section 11.1, Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by Landlord from its insurers following an election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, reconstruct the Premises in accordance with Landlord’s obligations to repair under the provisions of section 7.2 hereof.  Upon substantial completion of Landlord’s work, Landlord shall notify Tenant, and Tenant shall forthwith commence and expeditiously complete reconstruction and repair of the Premises, Leasehold Improvements and Trade Fixtures in accordance with Tenant’s obligations to repair under the provisions of section 7.1 hereof;

.2                                       rent shall not abate unless the Premises are rendered wholly or partially unfit for occupancy by such occurrence and in such event Rent, as of the date of such occurrence shall abate proportionately as to the portion of the Premises rendered unfit for occupancy, but only for the period and to the extent that proceeds of rental insurance are actually received by Landlord, or if earlier, only until 30 days following receipt by Tenant of Landlord’s notice given to Tenant as provided in subsection 11.1.1 hereof, at which time Rent shall recommence;

.3                                       if, in the opinion of the Architect, such opinion to be given to Landlord and Tenant within 30 days of the date of such damage, the Premises cannot be repaired and made fit for occupancy within 180 days next following any occurrence, or if 30% or more of the Premises are damaged or destroyed, or, if such damage occurs during the last 2 years of the Term, Landlord may, by written notice to Tenant within 30 days of receipt of such opinion of the Architect, or within 30 days after the occurrence of such damage where such damage occurs during the last 2 years of the Term, terminate this Lease and Rent shall cease and be adjusted as of the date of such occurrence, and Tenant shall immediately vacate the Premises and surrender same to Landlord;

.4                                       in no event, including termination of this Lease in accordance with the provisions of subsection 11.1.3 hereof, shall Landlord be liable to reimburse Tenant for damage to, or replacement or repair of any Leasehold Improvements, Trade Fixtures or of any Tenant Property.

Tenant	Landlord

11.2                           Damage to the Building:  It is understood and agreed that, notwithstanding the other provisions of this Lease, should the Building at any time be partially or wholly destroyed or damaged by any cause whatsoever, or should demolition of the Building, or any part thereof, be necessitated thereby:

.1                                       subject as hereinafter provided in this section 11.2, Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by Landlord from its insurers following any election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, expeditiously reconstruct and repair the Building, and to the extent necessary, the Premises, in accordance with Landlord’s obligations to repair under the provisions of section 7.2 hereof.  Upon substantial completion of Landlord’s work as it relates to the Premises Landlord shall notify Tenant, and Tenant shall forthwith commence and expeditiously complete reconstruction and repair of the Premises, Leasehold Improvements and Trade Fixtures to the extent they are so affected, in accordance with Tenant’s obligations to repair under the provisions of section 7.1 hereof;

.2                                       rent shall not abate unless the Premises are rendered wholly or partially unfit for occupancy by such occurrence, and in such event, Rent, as of the date of such occurrence shall abate proportionately as to the portion of the Premises rendered unfit for occupancy, but only for the period and to the extent that proceeds of rental insurance are actually received by Landlord, or if earlier, only until 30 days following receipt by Tenant of Landlord’s notice given to Tenant as provided in subsection 11.2.1 hereof, at which time Rent shall recommence;

.3                                       if in the opinion of the Architect, such opinion to be given to Landlord and Tenant within 30 days of the date of such damage, 30% or more of the total Rentable Area of the Building is at any time destroyed or damaged in whole or in part by any cause whatsoever, or by demolition caused or necessitated thereby, or, if such damage occurs during the last 2 years of the Term, notwithstanding that the Premises may be unaffected by such occurrence, Landlord may, at its option, by written notice to Tenant, within 30 days of receipt of such opinion of the Architect, or within 30 days after the occurrence of such damage where such damage occurs during the last 2 years of the Term, elect to terminate this Lease and Tenant shall within 30 days vacate the Premises and Rent will abate as of the 30th day after Landlord’s notice so long as Tenant has vacated the Premises;

.4                                       in repairing, reconstructing or rebuilding the Building or any part thereof, Landlord may use designs, plans and specifications, other than those used in the original construction of the Building, and Landlord may alter or relocate, or both, any or all buildings, facilities and improvements, including the Premises, provided that the Premises as altered or relocated shall be substantially the same size and shall be in all material respects reasonably comparable to the Premises, as defined herein; and

.5                                       in no event, including termination of this Lease in accordance with the provisions of subsection 11.2.3 hereof, shall Landlord be liable to reimburse Tenant for damage to, or replacement or repair of any Leasehold Improvements, Trade Fixtures or of any Tenant Property.

11.3                           Architect’s Certificate:  It is understood and agreed by Tenant that wherever a certificate of the Architect is required or deemed appropriate by Landlord, the certificate of the Architect shall bind the parties hereto as to completion of construction of the Premises and the availability of services, the percentage of the Premises or Building destroyed or damaged and the number of days required to make repairs or reconstruct and the state of tenantability of the Premises, and the state of completion of any work or repair of either Landlord or Tenant.

11.4                           Limitation on Landlord’s Liability:  Except as specifically provided in this Lease, there will be no reduction or abatement of Rent and Landlord will have no liability to Tenant by reason of any injury to or interference with Tenant’s business or Tenant Property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building.  Notwithstanding anything contained in this Lease, including sections 11.1 and 11.2, Rent payable by Tenant hereunder will not be abated, if the damage

Tenant	Landlord

is caused by any act or omission of Tenant, its officers, directors, agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

PART 12 -  LANDLORD’S REMEDIES

12.1                           Landlord May Perform Tenant’s Covenants:  If Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall have continued for a period of 10 consecutive days after notice by Landlord to Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied (or, if by reason of the nature thereof, such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such 10 day period, if Tenant shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such default with due diligence), Landlord, without prejudice to any other rights which it may have with respect to such default, may remedy such default and the cost thereof to Landlord together with interest at the Interest Rate thereon from the date such cost was incurred by Landlord until repaid by Tenant shall be treated as Additional Rent and added to the Rent due on the next succeeding date on which Gross Rent is payable.  Notwithstanding the above, if the nature of the default is such that it can be wholly cured in less than 10 days, then Landlord’s notice shall stipulate such reasonable lesser period, and if the default is not remedied within the time period set out, Landlord may remedy the default as set out above.

12.2                           Re-Entry:  It is a condition of this Lease that when:

.1                                       Tenant fails to pay when due any Rent, whether lawfully demanded or not;

.2                                       Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default has continued for a period of 10 consecutive days (or such shorter period set out in Landlord’s notice as may be reasonable in the circumstances) after notice by Landlord to Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied, or, if by reason of the nature thereof, such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such 10 day period, if Tenant has failed to proceed promptly to cure the same or has thereafter failed to prosecute the curing of such failure with due diligence;

.3                                       an execution issues against any property of Tenant or any guarantor or indemnifier of this Lease and remains outstanding for more than 10 days, or any receiver of any property of Tenant or any guarantor or indemnifier of this Lease is appointed, or Tenant or any guarantor or indemnifier of this Lease becomes insolvent or makes application for relief from creditors under the provisions of any statute now or hereafter in force or, under the Bankruptcy and Insolvency Act, files a notice of intention or a proposal, makes an assignment in bankruptcy, has a receiving order made against it or otherwise becomes bankrupt or insolvent, or any action, steps or proceedings whatever, are taken with a view to the winding up, dissolution or liquidation of Tenant or any guarantor or indemnifier of this Lease, or with a view to the restructuring or compromise of any debt or other obligation of Tenant or any guarantor or indemnifier of this Lease;

.4                                       any insurance policy is cancelled or not renewed by any insurer by reason of any particular use or occupation of the Premises;

.5                                       the Premises have been abandoned, or have become vacant or have remained unoccupied for a period of 5 consecutive days without the consent of Landlord or the Premises have been used or occupied by any other person or persons other than Tenant or any person permitted by Part 9 hereof; or

.6                                       Tenant or any Related Company is in default of any of its covenants, obligations or agreements under any lease or other written agreement between it and Landlord (as owner or as manager) or any company which is a Related Corporation to Landlord and such default shall have continued for such period of time that Landlord’s (or such Related Corporation) remedies have become exercisable thereunder;

Tenant	Landlord

.7                                       a receiver, interim receiver, trustee, liquidator or a receiver and manager is appointed for all or part of Tenant Property or business or of an Indemnifier’s, occupant’s, licensee’s, concessionaire’s or franchisee’s property or business; or

.8                                       Tenant has not discharged or vacated any lien referred to in section 7.4 within 48 hours after notice from Landlord requiring Tenant to do so,

.9                                       Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business) or Tenant ceases to conduct business from the Premises; or

.10                                 termination of this Lease by Landlord is permitted under any other part of this Lease or in law;

then, and in any of such cases, the then current month’s Rent together with the Rent for the three (3) months next ensuing shall immediately become due and payable, and at the option of Landlord the Term shall become forfeited and void, and Landlord without notice or any form of legal process whatever may forthwith re-enter the Premises or any part thereof in the name of the whole and repossess the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding.  Landlord may expel all persons and remove all property from the Premises and such property may be removed and sold or disposed of by Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant without Landlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such forfeiture shall be wholly without prejudice to the right of Landlord to recover arrears of rent and damages for any antecedent default by Tenant of its covenants under this Lease. Should Landlord at any time terminate this Lease by reason of any such event, then, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur as a result of such termination.

Notwithstanding any termination of this Lease, Landlord shall be entitled to receive Rent and Rental Tax up to the time of termination plus accelerated rent as herein provided and damages including but not limited to:

.1                                       damages for the loss of Rent and Rental Tax suffered by reason of this Lease having been prematurely terminated;

.2                                       the costs of reclaiming and repairing the Premises; and

.3                                       solicitor’s fees and disbursements on a substantial indemnity basis.

12.3                           Right to Distrain:  Tenant agrees that Landlord shall have the right to distrain for any arrears of Rent without notice to Tenant, in addition to the other rights reserved to it.  For such purpose Landlord shall have the right to enter the Premises as agent of Tenant either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever on the Premises, and to sell the same at public or private sale and apply the proceeds of such sale on account of the Rent or in satisfaction of the breach of any covenant, obligation or agreement of Tenant under this Lease and Tenant shall remain liable for the deficiency, if any.  Notwithstanding anything contained in any statute concerning commercial tenancies in the province in which the Building is located, (the “Act”) or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods and chattels of Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent and Tenant hereby waives all and every benefit that it could or might have under such Act.  Upon any claim being made for such exemption by Tenant, or on distress being made by Landlord, this provision may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying of distress upon any such goods.

In exercising its right to distrain, Landlord in addition to the rights reserved to it shall have the right:

Tenant	Landlord

.1                                       to enter the Premises by force or otherwise without being liable for any prosecution therefor;

.2                                       to change the locks on the Premises in order to prevent the removal by Tenant or any other person of the goods and chattels which are being distrained without thereby re-entering the Premises or terminating this Lease; and

.3                                       to levy distress after sunset and before sunrise.

12.4                           Landlord May Follow Chattels:  In case of removal by Tenant of the goods or chattels of Tenant from the Premises, Landlord may follow the same for 30 days in the same manner as is provided for in the Act or any successor legislation or other statute which may hereafter be passed to take the place of the Act or to amend the same.

12.5                           Rights Cumulative:  The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord shall be deemed to be in exclusion of any other rights or remedies provided in this Lease or by law or in equity.

12.6                           Acceptance of Rent Non-Waiver:  No receipt of monies by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Term, or affect any notice previously given to enforce the payment of Rent then due or thereafter falling due or operate as a waiver of the right of Landlord to recover possession of the Premises by proper action, proceeding or other remedy; it being agreed that, after the service of a notice to cancel or terminate this Lease and after the commencement of any action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of Landlord on account of Tenant’s liability hereunder.

PART 13 -  ADDITIONAL PROVISIONS

13.1                           Landlord Default:  If Landlord is in default, Tenant shall not have or exercise any right or remedy with respect thereto unless such default continues for 30 days or such longer period as may be reasonably required in the circumstances to cure such default after notice by Tenant to Landlord specifying reasonable details of the default and requiring it to be remedied.

13.2                           Relocation: Tenant agrees that, despite any other provision of this Lease, Landlord has the right at any time and from time to time before or during the Term to rearrange the Premises or to change the location of the Premises to comparable space in the Building.  Tenant agrees to vacate the Premises and move to such other premises not later than 60 days following Landlord’s notice to Tenant requiring Tenant to relocate failing which Tenant shall be deemed to be overholding in the Premises.  If Landlord exercises its right to rearrange the Premises or change its location, the appropriate modifications will be made to the Basic Information and, if appropriate, the Gross Rent will be adjusted.  Landlord’s exercise of its rights under this section does not constitute a re-entry or a breach of Landlord’s covenant for quiet enjoyment contained in this Lease or implied by law.  If Landlord exercises its right to rearrange the Premises or to change the location of the Premises after the date on which Landlord notifies Tenant that the Premises are ready for installation of Leasehold Improvements, Landlord will reimburse Tenant for the direct costs it reasonably incurs because of the rearrangement or relocation of the Premises.  Landlord also reserves the right to rearrange any demising walls for purposes of providing required fire or emergency corridors or of otherwise complying with law and the requirements of Authorities from time to time.

13.3                           Demolition:  Notwithstanding anything contained in this Lease to the contrary, if Landlord intends to demolish, renovate, remodel or alter the Building to such an extent that Landlord requires possession of the Premises, then Landlord, upon giving Tenant 180 days written notice, shall have the right to terminate this Lease and this Lease

Tenant	Landlord

shall expire on the expiration of 180 days from the date of giving of such notice without compensation of any kind to Tenant.

13.4                           Effect of Termination:  The expiry or termination of this Lease whether by elapse of time or by the exercise of any right of either Landlord or Tenant pursuant to this Lease shall be without prejudice to the right of Landlord to recover arrears of rent and to recover damages for an antecedent default by Tenant.

PART 14 -  TRANSFERS BY LANDLORD

14.1                           Sales, Conveyance and Assignment:  Nothing in this Lease will restrict the right of Landlord to sell, convey, assign or otherwise deal with all or any part of the Building, subject only to the rights of Tenant under this Lease.

14.2                           Effect of Sale, Conveyance or Assignment:  A sale, conveyance or assignment of the Lands and the Building will operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and Tenant will thereafter look solely to Landlord’s successors in interest in and to this Lease.  This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord’s successor in interest thereunder.

14.3                           Subordination:  Unless this Lease is required by Mortgagee or by Landlord to be registered (by caveat or otherwise) in priority to any such Mortgage, this Lease is and will be subject and subordinate in all respects to any and all Mortgages, now or hereafter placed on the Building or Lands, and to all renewals, modifications, consolidations, replacements and extensions thereof.

14.4                           Attornment:  Subject to section 14.5, if the interest of Landlord is transferred to any person including a Mortgagee (herein called “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any Mortgage including obtaining possession by a Mortgagee or by delivery of a transfer or deed in lieu of such foreclosure, or other proceedings, Tenant will immediately and automatically attorn to Purchaser.

14.5                           Nondisturbance:  No attornment by Tenant under section 14.4 will be effective unless and until, Purchaser delivers to Tenant a written undertaking, binding upon Purchaser and enforceable by and for the benefit of Tenant, that despite such enforcement proceedings and transfer this Lease and Tenant’s rights hereunder, will continue undisturbed while Tenant is not in default of this Lease.

14.6                           Effect of Attornment:  Upon attornment under section 14.4 this Lease will continue in full force and effect as a direct lease between Purchaser and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after such attornment, Purchaser will not be

.1                                       liable for any act or omission of Landlord prior to such attornment, or

.2                                       subject to any offsets or defences which Tenant might have against Landlord prior to such attornment, or

.3                                       bound by any prepayment by Tenant of more than one month’s installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification will have been approved in writing by Purchaser.

14.7                           Execution of Instruments:  Except as otherwise provided herein, the subordination and attornment provisions of this Part 14 will be self-operating and except as set out in section 14.5 no further instrument will be required.  Nevertheless Tenant, on request by and without cost to Landlord or any successor in interest, will execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) attornment.

Tenant	Landlord

PART 15 -  MISCELLANEOUS

15.1                           Certification:  Landlord and Tenant respectively agree that within 10 days after a written request therefor, they shall execute and deliver to the other or to such person as may be identified in the written request (but in no event more than twice in any year) a written statement certifying that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and that this Lease is in full force and effect as modified), the amount of the Gross Rent and the date to which it as well as all other charges under this Lease have been paid, whether or not there is any existing default on the part of Landlord or Tenant of which the person signing the certificate has notice and giving as well such further information as the person requesting the certificate shall reasonably require.

15.2                           Rights of Mortgagees:  If at any time during the currency of a Mortgage of the interest of Landlord in the Premises or Building, notice of which has been given to Tenant, Landlord shall be in default under this Lease and such default would give rise to a right in Tenant to terminate this Lease, Tenant, before becoming entitled as against the holder of such Mortgage to exercise any right to terminate this Lease, shall give to such Mortgagee notice in writing of such default.  Such Mortgagee shall have 60 days after the giving of such notice, or such longer period as may be reasonable in the circumstances, within which to remedy such default, and if such default is remedied within such time Tenant shall not by reason thereof terminate this Lease.  The rights and privileges granted to any such Mortgagee by virtue of this section shall not be deemed to alter, affect or prejudice any of the rights and remedies available to Tenant as against Landlord.  Any notice to be given to such Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which Tenant has notice.

15.3                           Joint and Several Liability:  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and to perform all other obligations hereunder shall be deemed to be joint and several.  In like manner, if Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.  Tenant warrants and represents that it is duly formed and in good standing, and has full corporate or partnership authority, if applicable and as the case may be, to enter into this Lease, and has taken all corporate or partnership action, if applicable and as the case may be, necessary to make this Lease a valid and binding obligation, enforceable in accordance with its terms.

15.4                           Landlord and Tenant Relationship:  No provision of this Lease is intended to nor creates a joint venture or partnership or any other similar relationship between Landlord and Tenant, it being agreed that the only relationship created by this Lease is that of landlord and tenant.

15.5                           No Waiver:  No condoning or waiver by either Landlord or Tenant of any default or breach by the other at any time or times in respect of any of the terms, covenants and conditions contained in this Lease to be performed or observed by the other shall be deemed to operate as a waiver of Landlord’s or Tenant’s rights under this Lease, as the case may be, in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights or remedies of Landlord or Tenant under this Lease, as the case may be, in respect of any such continuing or subsequent default or breach.  Unless expressly waived in writing, the failure of Landlord or Tenant to insist in any case upon the strict performance of any of the terms, covenants or conditions contained in this Lease to be performed or observed by the other shall not be deemed to operate as a waiver of the future strict performance or observance of such terms, covenants and conditions.

15.6                           Expropriation:  Landlord and Tenant shall co-operate in respect of any expropriation of all or any part of the Premises or the Lands and Building so that each party may receive the maximum award to which it is entitled in law.  If the whole or any part of the Premises or of the Lands and Building are expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof.  If, in the case of partial expropriation of the Premises this

Tenant	Landlord

Lease is not frustrated by operation of governing law and such expropriation does not render the remaining part of the Premises untenantable for the purposes of this Lease, Tenant and Landlord shall restore the part not so taken in accordance with their respective repair obligations under the provisions of Part 7 of this Lease.  In this section the word “expropriation” shall include a sale by Landlord to any authority with powers of expropriation, in lieu of or under threat of expropriation.

15.7                           Additional Costs:  Tenant agrees to pay Landlord as Rent, upon written request therefor, any and all costs, including without limitation, costs of additional security, cleaning and legal costs, incurred by Landlord as a result of picketing, demonstration or other activity within or about the Building which is initiated by members of any organization or group including, without limitation, a trade union, and which is directed at Tenant, its contractors, subcontractors, suppliers or employees or at Tenant’s operations in the Building.

15.8                           Notice:  Any notice required or contemplated by any provision of this Lease shall be given in writing and shall be signed by the party giving the notice, addressed, in the case of Landlord to its Manager at the address shown in Part 1; in the case of notice to Tenant to it at the Premises or at the address shown in Part 1; and in the case of notice to the Indemnifier to it at the address shown in Part 1, in each case delivered or sent by facsimile or by registered mail, postage prepaid, return receipt requested.  The time of giving of such notice if mailed shall be conclusively deemed to be the 5th business day after the day of such mailing unless regular mail service is interrupted by strikes or other irregularities.  Such notice, if delivered or sent by facsimile, shall be conclusively deemed to have been given and received at the time of such delivery or the time of sending by facsimile, in either case, unless received on a non-business day, or after 5:00 p.m. in which event such notice shall be deemed to have been given and received on the next business day.  If in this Lease two or more persons are named as Tenant, such notice shall be delivered personally to any one of such persons.  Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices given more than 10 days thereafter shall be addressed. Any notice to be given by Landlord may be signed and given by Landlord or by the Manager.

15.9                           Non Merger:  There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in the Lands or any part thereof by reason of the fact that the same person, firm, corporation or entity may acquire or own or hold directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or any such leasehold estate; and (b) the fee estate in the Lands or any part thereof or any interest in such fee estate.  No such merger shall occur unless and until Landlord, Tenant and Landlord’s Mortgagees (including a trustee for bondholders) shall join in a written instrument effecting such merger and shall duly record the same.

15.10                     Lease Entire Agreement:  There are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease or the Premises save as expressly set out in this Lease and this Lease constitutes the entire agreement between Landlord and Tenant and may not be amended or modified except by subsequent agreement in writing of equal formality executed by Landlord and Tenant.  The submission of this Lease for examination does not constitute an offer, a reservation of or option for the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant.

15.11                     Registration:  Tenant shall not register this Lease on the title to the Lands; however, Tenant after having paid to Landlord the sum of $500.00 as an additional deposit which Landlord may use to defer costs incurred in removing such registration at the end of the Term, may register a Notice of Lease on title to the Lands, at its sole cost, provided such Notice of Lease shall describe only the parties, the Premises, the Term of this Lease, and any renewals.  Such Notice of Lease shall be prepared by Tenant’s solicitors, and shall be subject to the prior written approval of Landlord and its solicitors, and shall be registered at Tenant’s expense.  Upon expiry or termination of this Lease, Tenant shall forthwith remove or discharge from registration any such Notice of Lease.

Tenant	Landlord

15.12                     Name of Building:  Tenant shall not refer to the Building by any name other than that, if any, designated from time to time by Landlord, and Tenant may use such designated name of the Building for the business address of Tenant but for no other purpose.  Landlord will have the right, after 30 days notice to Tenant, to change the name, number or designation of the Building or any part thereof, during the Term without liability of any kind to Tenant.

15.13                     Governing Law:  This Lease shall be construed in accordance with the laws having application in the Province in which the Building is situate and the parties attorn to the exclusive jurisdiction of the courts of such Province to deal with all actions in respect of this Lease.  The section headings of this Lease have been inserted for convenience of reference only and they shall not be referred to in the interpretation of this Lease.  This Lease shall be read with all changes of gender and number required by the context.  Time shall be of the essence of this Lease and each of the provisions hereof.

15.14                     Survival of Tenant’s Covenants:  All agreements, covenants and indemnifications in this Lease made by Tenant shall survive the expiration or earlier termination of this Lease, anything to the contrary in this Lease or at law notwithstanding.

15.15                     Quiet Enjoyment:  Landlord agrees that so long as Tenant duly pays the Rent hereby reserved and duly observes and performs the agreements, terms and conditions herein on its part to be observed and performed, Tenant shall and may peaceably possess and enjoy the Premises for the Term without any hindrance, interruption or disturbance from Landlord, subject nevertheless to the terms, covenants, conditions and limitations of this Lease.

15.16                     Severability: If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

15.17                     Amendments:  This Lease may not be amended or altered except by instrument in writing signed by Landlord and Tenant.

15.18                     Assigns:  This Lease shall enure to the benefit of and be binding upon the parties hereto, shall be binding upon their respective successors and assigns and subject to the limitations on Transfer by Tenant set forth above, shall enure to the benefit of and be enforceable by only such successors and assigns which have undertaken to assume and to perform each of the covenants of the party to which they have succeeded or from which they have received such assignment in the same manner and to the same extent as if originally named in this Lease as such party.

15.19                     Status of Manager:  Tenant acknowledges that the Manager has executed this Lease solely in its representative capacity as property manager for Landlord and the Manager shall have no personal liability under the provisions of this Lease.  Subject to the foregoing, the Manager shall represent and act for and on behalf of Landlord for all purposes of this Lease.

Tenant	Landlord

15.20                     Acceptance by Tenant:  Tenant does hereby accept this Lease of the Premises to be held by it as tenant, subject to the conditions, restrictions and covenants set forth in this Lease.

IN WITNESS WHEREOF the parties hereto have executed this indenture by their authorized officers in that behalf, or by Tenant’s signature hereto if Tenant is not incorporated, as of the date first above written.

LANDLORD:	DUNDEAL CANADA (GP) INC.
by its Manager, Dundee Realty Management Corp.

Per:
	Name:	Michael Knowlton
	Title:	President and Chief Operating Officer

Per:
	Name:	John Page
	Title:	Vice President, Ottawa Region
I/We have authority to bind the Corporation

TENANT:	I. W. SYSTEMS CANADA COMPANY

Per:
Name:
Title:

Per:
Name:
Title:
I/We have authority to bind the Corporation

If the Tenant is a corporation it must execute this Lease by signature of its duly authorized officer(s) under its corporate seal or if no corporate seal is affixed indicate the name(s) and capacity of the signing officers and if a partnership must execute this Lease by the signatures of the general partner(s) under seal, and if an individual must execute this Lease by the individual’s signature under seal.  Except in the case of corporations all signatures must be witnessed.

Tenant	Landlord

SCHEDULE 1

DESCRIPTION OF THE LANDS

An emplacement located in the City of Gatineau (Hull Borough), Province of Quebec, composed of lot numbers ONE MILLION NIENTY THOUSAND FOUR HUNDRED AND FOUR (1 090 404), ONE MILLION NIENETY THOUSAND FOUR HUNDRED AND FIFTEEN (1 090 415) and ONE MILLION NINETY ONE THOUSAND TWO HUNDRED AND SEVEN (1 091 207) of the Cadastre du Québec, Registration Division of Hull.

With all the buildings thereon erected and, more particularly, the building bearing civic number 975 St-Joseph Boulevard, City of Gatineau (Hull Borough), Province of Quebec, J8Z 1T3.

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SCHEDULE 2

FLOOR PLAN

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SCHEDULE 3

DEFINITIONS

In this Lease, unless there is something in the subject matter or context inconsistent therewith:

“Additional Rent” means all payments for Additional Services, and such other sums, excluding Gross Rent, otherwise payable by Tenant in accordance with the terms of this Lease, whether to Landlord or others.

“Additional Services” means any additional service, Utilities and/or supervision provided to Tenant and supplied by Landlord or by anyone authorized by Landlord and not otherwise expressly provided for as a standard service under this Lease, at rates and charges determined by Landlord; by way of example, adjusting and balancing HVAC Facilities, cleaning of carpets, moving furniture, construction, installation and alterations to or removal of Leasehold Improvements, providing HVAC for periods in excess of Normal Business Hours and access and connection to fibre optics or other enhanced information technology, are each Additional Services.

“Alterations” has the meaning provided in section 7.4.2.

“Architect” means the architect, surveyor or engineer from time to time appointed by Landlord.

“assignment” means any transaction whereby any rights of Tenant under this Lease are transferred to anyone (whether immediately, conditionally or contingently) and includes an assignment or specific or floating charge whereby the interest of Tenant or the Premises is mortgaged or pledged as security for any indebtedness or other obligation and includes an assignment by operation of law and any change in the identity of the party having the right to possession or actually in possession of the Premises.

“Authority” means the federal, provincial, and municipal governments, the courts, administrative and quasi-judicial boards and tribunals and any other organizations or entities with the lawful authority to regulate, or having a power or right conferred at law or by or under a statute over, Landlord, Tenant, the Building, the Lands or the Premises including the businesses carried on therein;

“Basic Information” means the information set out in Part 1 of this Lease.

“Gross Rent” means the gross rent payable by Tenant pursuant to section 5.2 of this Lease.

“Building” means the buildings, structures, and improvements from time to time during the Term erected on the Lands together with all fixtures, sprinklers, elevators, escalators, HVAC Facilities and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and Utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, and all alterations, additions, and replacements thereto, and includes the Common Areas but excludes all Leasehold Improvements made, constructed, erected or installed therein by or on behalf of Tenant and any other tenant of premises therein.

“Business Tax” means any business tax or assessment or any other tax, assessment, rate or levy imposed by any Authority having jurisdiction, in respect of, any business carried on, in, from or through the Premises or the whole or any part of the Building or any use, possession or occupancy of any property, premises or space in the Building.

“change in control” means, in the case of any corporation or partnership, the transfer, by sale, assignment, operation of law, transmission on death, mortgage, trust, issuance from treasury, cancellation or redemption, or otherwise, of any shares, voting rights or interest, which will result in a change of the identity of the person

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exercising, or who might exercise, effective control of such corporation or partnership whether directly or indirectly, unless such change occurs as the result of trading in shares listed upon a recognized stock exchange.

“Commencement Date” is defined in section 1.8 hereof.

“Common Areas” means:

(i)                                     all common areas and facilities within the Building from time to time furnished or designated (and which may be changed) by Landlord, whether or not the areas are open to the general public, and are deemed to include any fixtures, chattels, systems, decor, signs, roofs, parking facilities, or landscaping contained in them or maintained or used in connection with them, and are deemed to include the city sidewalks adjacent to the Lands, access areas to the Delivery Facilities, and any pedestrian walkway system, park or other facility in respect of which Landlord is from time to time subject to obligations in its capacity as owner or lessee of the Lands or Building or both, some parts of which are for the use in common, in such manner as Landlord may designate and permit, by tenants of premises in the Building and all others entitled thereto including, without restricting the generality of the foregoing, lobbies, corridors, together with washrooms, fan rooms, janitors’ closets, electrical closets and other closets not situate within the demising line of any premises in the Building, and parking areas; and

(ii)                                  all portions of the Lands not from time to time demised by Landlord and not covered by any building (other than service buildings) available for the general benefit of all tenants of the Building and including without restricting the generality of the foregoing, parking areas, access roads, driveways, sidewalks and landscaped areas.

“Construction Schedule” INTENTIONALLY DELETED.

“Contaminant” means any solid, liquid, or gaseous substance, any Hazardous Waste, any Toxic Substances, any odour, heat, sound vibration, radiation or combination of any of them that may, if Discharged, have an adverse effect on the environment or on people, property or the normal conduct of business.

“Delivery Facilities” means those portions of the Common Areas on and below the street level that are from time to time designated by Landlord as facilities to be used in common by Landlord, tenants of the Building, and others, for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods and materials entering or leaving the Building and giving vehicular access to portions of the Building.

“Design Criteria Manual” means Landlord’s manual, as amended and supplemented from time to time, setting out standards and procedures applicable to any work or material for the Premises including preparation and approval of plans and the conduct and completion of Tenant’s work whether at the beginning or at any time during the Term.  Such manual shall provide for architectural, mechanical and Utilities standards, specifications and criteria established by Landlord, from time to time, for rentable premises in the Building, including but not limited to standards, specifications and criteria for all interior improvements.

“Discharge” means any spill release, escape, leak or movement of a Contaminant into the environment, the indoor or outdoor air, into or onto the ground, into the surface water or ground water, into the sewers or any watercourse, or into, onto or from the Premises or the Building.

“Environmental Law” means the statutes, regulations, policies, directives, orders, approvals and other legal requirements of an Authority or of the common law which affect the Lands, the Building, the Premises, and Landlord’s or Tenant’s business, and which impose any obligations relating to the protection, conservation or restoration of the environment, the Lands, the Premises or the Building.

“Fiscal Period” means the period designated as such from time to time by Landlord.

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2

“Gross Revenue” means all Gross Rent, Additional Rent, earned interest, commissions, royalties, bonuses, Operating Cost recoveries, revenue, if any, from any parking facilities, damage recoveries, tax recoveries, insurance proceeds relating to lost revenue and all other amounts, rights and benefits of any kind whatsoever actually received, receivable or derived by the Landlord from the Building, all calculated in accordance with generally accepted accounting principles and practices consistent with the commercial real estate industry in Canada including, without limitation, an amount deemed to be received for any rent-free period calculated on the basis of the monthly rent payable immediately following the rent-free period under a Tenant’s lease.

“Hazardous Waste” means any hazardous waste, hazardous product, deleterious substance, special waste, liquid industrial waste, bio-medical waste, dangerous goods or substance which is controlled or regulated under Environmental Law.  For ease of reference, this includes, but is not limited to, any waste which is composed in whole or in part of substances which are:  (i) corrosive, (ii) ignitable, (iii) pathological, (iv) radioactive, (v) reactive, or (vi) toxic; and liquid waste, whether or not from a commercial or industrial process, that cannot lawfully be disposed of through the municipal sewers.

“HVAC” means heating, ventilating or cooling or any combination thereof.

“HVAC Cost” means that portion of all costs in the Fiscal Year for the operation, repair, replacement and maintenance of the systems for heating, ventilating, and air-conditioning the Building as established by Landlord from time to time on a fair and equitable basis which reflects load and hours of operation, (and includes depreciation at reasonable rates on such systems) as allocated by Landlord to the Building on such basis as Landlord may, from time to time, determine equitable.

“HVAC Facilities” means facilities and equipment used for or in connection with the provision and supply of HVAC, as from time to time existing.

“Indemnifier” includes Indemnifier named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

“Interest” or “Interest Rate” means interest at a rate equivalent to three (3%) per cent per annum in excess of the prime lending rate of a Canadian bank designated by Landlord where the prime lending rate of such bank means the rate of interest (now commonly known as that bank’s “prime rate”), expressed as a rate per annum, charged by such bank in Toronto on commercial demand loans made by it in Canadian dollars at such time to its most creditworthy borrowers.

“Landlord” includes Landlord named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

“Lands” means the lands described in Schedule 1 annexed hereto as supplemented or diminished from time to time by Landlord.

“Landlord’s Improvements” means improvements to be constructed or installed in or to the Premises by Landlord in accordance with Landlord’s working drawings prepared for the construction of the Building; by way of example, and without limiting the generality of the foregoing, Landlord’s Improvements include ceilings, lighting, and window covering systems originally installed by Landlord and standard to the Building.  Any Landlord’s Improvements from time to time modified by or on behalf of Tenant so as to no longer be standard to the Building shall be considered Leasehold Improvements.  Landlord’s Improvements shall not include any Leasehold Improvements installed by Landlord on behalf of Tenant or a previous occupant of the Premises.

“Lease” means this document as originally signed, sealed and delivered and as amended, from time to time.

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“Leasehold Improvements” means all items generally considered to be leasehold improvements, including, without limitation, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of Tenant, whether by Landlord, Tenant or any other party on behalf of Tenant or any previous occupant of the Premises, including, without limitation, any stairways for the exclusive use of Tenant, all fixed partitions, light fixtures, plumbing fixtures, however affixed and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage, and all water, electrical, gas and sewage facilities, all heating, ventilating and air-conditioning equipment and facilities exclusively serving the Premises all telephone and other communication and information technology wiring and cabling leading from the base building facilities and distribution panel to facilities located in the Premises, all cabinets, cupboards, shelving and all other items which cannot be removed without damage to the Premises; but excluding Trade Fixtures, furniture, unattached or free-standing partitions and equipment not in the nature of fixtures.

“Manager” means Landlord’s manager for the Building who may be changed from time to time and who is Dundee Realty Management Corp. at the date of signing this Lease.

“Mortgagee” means Landlord’s mortgagee(s) from time to time with respect to the Lands, the Building and/or this Lease, and includes a trustee for bondholders.

“Normal Business Hours” means the hours from 8:00 a.m. to 6:00 p.m. on Monday to Friday of each week except any statutory holiday or civic holiday in the municipality where the Building is located.

“Operating Agreement” means any agreement or agreements between Landlord and the owner of any lands neighbouring or contiguous to the Lands, pursuant to which the developments and improvements on the Lands and the developments and improvements on such neighbouring or contiguous lands are operated on a co-ordinated basis.

“Operating Costs” INTENTIONALLY DELETED.

“Operating Standards” means the rules, procedures and requirements as amended and supplemented from time to time, (initially as set forth in Schedule 4 to this Lease) governing the manner in which Tenant and others doing business in the Building shall operate and conduct their businesses and utilize the Premises and the Common Areas.

“person” means any individual, corporation, partnership, trust, other legal entity or other business association and includes a government or departmental subdivision or agency thereof.

“Premises” means and shall be deemed to include (except where such meaning would be clearly repugnant to the context) the space demised and all Leasehold Improvements and Alterations therein.  The space demised shall consist of the area shown on Schedule 2 and shall be bounded by the unfinished interior surfaces of the perimeter walls and windows, the unfinished surfaces of interior load-bearing walls, the unfinished top of the floor slab and the unfinished bottom of the floor slab of the floor above excluding, however, any stairs and other areas within said boundaries which are not included in the calculation of Rentable Area and excluding pipes, wires, ducts, conduits and other elements of the Building systems constructed and installed by or for Landlord including, without limitation, the HVAC Facilities but including all mechanical, electrical and utility systems and equipment within the Premises for the exclusive use of the Premises.  If the Premises, in whole or in part, is on a multiple tenancy floor, for the purposes of calculation of Rentable Area, the area of the Premises shall be increased to include a pro rata portion of Unallocated Space on the same floor(s) as the Premises, provided that Landlord will retain exclusive control over all of the Common Areas, including Unallocated Space.

“Realty Taxes” means all real estate, municipal or property taxes (including local improvement rates), levies, rates, duties, and assessments whatsoever imposed upon or in respect of any real property from time to time by any Authority, which may be levied or assessed against the Premises, the Lands and Building, or Landlord, or the owners of the Premises, Lands and Building, and any and all taxes which may, in the future, be levied on the

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4

Premises, the Lands, the Building or Landlord due to its ownership thereof in lieu of realty taxes or in addition thereto and the cost to Landlord or the owners of appealing such levies, rates, duties and assessments.  Should the Lands and Building not be fully occupied or assessed as a commercial property for determination of Realty Taxes in any calendar year, then Landlord shall adjust the Realty Taxes to an amount that would have been determined if the Building and Lands were fully occupied and assessed as a commercial property.

“Related Corporation” means a holding corporation, subsidiary corporation or affiliate of Tenant, as each of those terms is defined in the business corporations act or similar statute of the Province in which the Building is located.

“Rent Commencement Date” is as defined in section 1.13 hereof.

“Rent, rent, Rental or rental” means all payments and charges payable by Tenant pursuant to this Lease, including without limitation the Gross Rent and the Additional Rents.

“Rentable Area”, shall have the meaning provided by the Building Owner and Managers Association (“BOMA”) in its 1996 standard.

“Rental Taxes” means any tax or duty imposed upon Landlord or Tenant on or in respect of this Lease, the payments made by Tenant hereunder or the goods and services provided by Landlord, including but not limited to the rental of the Premises and provision of administrative services to Tenant or to others whether existing at the date hereof or hereinafter imposed by any Authority, including without limitation goods and services tax, use, consumption or value added tax, business transfer tax, retail sales tax, federal sales tax, excise taxes or duties, or any tax similar to any of the foregoing.

“Schedules” means the schedules appended to this Lease comprising:

Schedule 1                     –                 Legal Description
Schedule 2                     –                 Floor Plan
Schedule 3                     –                 Definitions
Schedule 4                     –                 Operating Standards
Schedule 5                     –                 INTENTIONALLY DELETED
Schedule 6                     –                 INTENTIONALLY DELETED
Schedule 7                     –                 Indemnity
Schedule 8                     –                 Determination of Rentable Area
Schedule 9                     –                 Special Provisions

“Signs” has the meaning provided in section 7.8.

“sublease” means any transaction other than an assignment whereby any right of use, occupancy or possession (whether exclusive, non-exclusive, permanent or temporary) relating to the whole or any part of the Premises is conferred upon anyone (whether immediately, conditionally or contingently) and includes but is not limited to any sublease, sub-sublease, concession, franchise, licence agreement or any other arrangement (such as but not limited to a management agreement) conferring any such right of use, occupancy or possession and whether or not Tenant is a party thereto.

“Tenant” includes Tenant named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

“Tenant Property” means the Trade Fixtures, chattels, merchandise and personal effects within the Building.

“Term” means the initial term of this Lease as set out in section 1.7 hereof, any renewal or extension term and any overholding period.

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“Total Rentable Area of the Building” means the sum of Rentable Areas for all leaseable premises on office floors (measured in accordance with the terms hereof) and the Rentable Area of all leaseable premises on the main floor excluding in each case storage areas located outside of the premises.

“Toxic Substances” means any substance which is listed on the List of Toxic Substances prescribed under the Environmental Protection Act (Canada) (as amended from time to time, or any replacement legislation), or is designated to be toxic or hazardous by an Authority.

“Trade Fixtures” means all items generally considered to be trade fixtures, including, without limitation, computers, and business equipment, built-in fridges, stoves, walk-in coolers, counters, bars, chairs, stools, tables, banquettes, racks, or any other equipment or fixtures used by Tenant in its business, any of which have been installed in the Premises by or on behalf of Tenant, but notwithstanding the foregoing, shall not include any Leasehold Improvements, any part of the electrical, plumbing, mechanical, sprinkler, heating, ventilating or air-conditioning equipment or systems, or any floor coverings, wall coverings or any part of the ceiling, whether or not installed by Tenant or Landlord.

“Transfer” means any assignment, sublease, change in control, or parting with possession, or any other transaction or occurrence (including an expropriation, amalgamation, receivership or seizure by execution or other legal process) which has or might have the effect of changing the identity of Tenant or the person controlling Tenant, or, changing the identity of the person having lawful use, occupancy or possession of the whole or any part of the Premises, whether such change is or might be immediate, deferred, conditional, exclusive, non-exclusive, permanent or temporary.

“Unallocated Space” means those parts of the Building which are the elevator lobby(s), corridors, vestibules, washrooms, janitor closets, HVAC equipment rooms, fan closets, mechanical rooms, electrical rooms and telephone and information technology rooms and any other such spaces within or servicing any one floor which is a multiple tenancy floor.

“Unavoidable Delay” means any prevention, delay, stoppage or interruption in performance due to weather conditions, strikes, lockouts, labour disputes, lack of materials or supplies, legal or regulatory impediment, acts of God, the occurrence of enemy or hostile action, civil commotion, fire or other casualties or conditions, or due to any other causes beyond the reasonable control of the party obligated to perform where the effects of such casualty or contingency are not avoidable by the exercise of reasonable effort or foresight by such party (but does not include insolvency, lack of funds, or other financial casualty or contingency).

“Useable Area” shall have the meaning provided by BOMA in its 1996 standard.

“Utilities” means water, gas, fuel, electricity, telephone, telecommunications, fibre optics and any other form of information technology systems and equipment, waste disposal and other utilities or services or any combination thereof other than HVAC.

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SCHEDULE 4

OPERATING STANDARDS

Tenant shall observe the following Operating Standards as amended, modified or supplemented from time to time by Landlord as provided in this Lease.

1.                                       Appliances:  The Tenant shall not permit in the Premises any cooking or the use of any apparatus for the preparation of food or beverages (except for the use of coffee makers, kettles, microwave ovens or refrigerators or where the Landlord has approved of the installation of cooking facilities as part of the Tenant’s Leasehold Improvements) nor the use of any electrical apparatus likely to cause an overloading of electrical circuits.

2.                                       Obstructions:  The sidewalks, entries, passages, corridors, lobbies, elevators and staircase shall not be obstructed or used by Tenant, his agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices.  Landlord reserves entire control of the Common Area and all parts of the Building and the Land employed for the common benefit of Tenants.

3.                                       Overloading:  Tenant, his agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of Landlord.  In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof.  All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaid at the expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur between 6:00 p.m. and 8:00 a.m. or any other time consented to by Landlord and the persons employed to move the same in and out of the Building must be acceptable to Landlord.  Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates.  No deliveries requiring the use of an elevator for freight purposes will be received into the Building or carried in the elevators, except during hours approved by and scheduled through Landlord.  Only elevators so designated by Landlord shall be used for deliveries of workmen and materials, furniture and other freight.  Tenant shall pay, as Additional Rent, any costs incurred by Landlord in connection with the moving of Tenant’s equipment, furniture, etc.

4.                                       Entry:  All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books kept by Landlord at or near the entrance or entrances and Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by Landlord and provided at Tenant’s expense.  Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of Landlord.  Landlord shall be under no responsibility for failure to enforce this rule.

5.                                       Security:  Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord’s reasonable requirements relative thereto.

6.                                       Locks:  Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona

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fide requirements of Tenant.  In these rules “keys” include any device serving the same purpose.  Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord’s prior written consent.  If Tenant installs lock(s) incompatible with the Building master locking system:

.1               Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

.2               Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

.3               Tenant shall at the end of the Term and at Landlord’s request remove such locks at Tenant’s expense.

7.                                       Return of Keys:  Tenant shall promptly return to Landlord at the end of the Term all keys for the Building and Premises which are in possession of Tenant.

8.                                       Food:  Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building or permit the delivery of any food or beverages to the Premises without the approval of Landlord or in contravention of any regulations made by Landlord.  Only persons authorized by Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Premises. Landlord acknowledges that Tenant, acting reasonably, will be permitted to have small quantities of food and beverages delivered to the Premises provided such delivery does not interfere with traffic flow to the Building and with Building operations.

9.                                       Repair, Maintenance Alterations and Improvements:  Tenant shall carry out Tenant’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building and in compliance with the Lease.

10.                                 Water Fixtures:  Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures.  Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

11.                                 Personal Use of Premises:  The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

12.                                 Animals, Bicycles:  Tenant shall not bring any animals or birds into the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

13.                                 Windows:  Tenant shall observe Landlord’s rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other materials or signs on or at any window in the Premises without Landlord’s prior written consent.  Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

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14.                                 Carpet Pads:  In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

15.                                 Nuisance:  Tenant shall not perform any acts or carry on any practice which may damage the Building or the Common Areas or be a nuisance to any tenant in the Building.

16.                                 Installations:  Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings, or floors of the Premises.  No wires, pipes, conduits, telephonic, telegraphic, electronic wire service, information technology equipment or other connections shall be installed in the Premises without the prior written approval of Landlord.

17.                                 Contaminants:  Tenant shall not permit any Discharge to occur in or about the Building or the Premises and shall not use or permit any Contaminant to be brought into the Building or the Premises.

18.                                 Deliveries:  Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such delivery facilities, entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

19.                                 Furniture and Equipment:  Tenant shall ensure that furniture, fixtures, furnishing and equipment being moved into or out of the Premises is moved through such delivery facilities, entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

20.                                 Solicitations:  Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

21.                                 Refuse:  Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

22.                                 Dangerous, Immoral or Hazardous Activities:  Tenant shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose or to commit any act of waste or damage to any part of the Premises or to use any part of the Premises so as to constitute a hazard.

23.                                 Proper Conduct:  Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building which will impair the comfort and convenience of other tenants in the Building.  Such prohibited conduct shall include the playing of loud music and the placing of anything in Common Areas.

24.                                 Employees, Agents and Invitees:  In these Operating Standards, Tenant includes the employees, agents; invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

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25.                                 Parking:  Landlord, from time to time, may prohibit Tenant, Tenant’s employees and Tenant’s suppliers and others making deliveries to or receiving shipments from the Premises from parking anywhere within the Building.  If Landlord designates Tenant parking areas in the Building, Tenant shall park its vehicles and shall cause its employees to park their vehicles only in such designated parking areas.  Tenant shall furnish Landlord, upon request, with the current license numbers of all vehicles owned or used by Tenant or its employees and Tenant thereafter shall notify Landlord of any changes in such numbers within 5 days after the occurrence thereof.  In the event of failure of Tenant or its employees to park their vehicles in such designated parking areas, Tenant shall forthwith on demand pay to Landlord, as additional rent, the sum of $30 per day per each car so parked.  Landlord reserves the right to impose reasonable charges upon any person (including the general public) for the use of any parking facilities which may from time to time form a part of the Building.

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SCHEDULE 5

INTENTIONALLY DELETED

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SCHEDULE 6

INTENTIONALLY DELETED

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SCHEDULE 7

GUARANTEE AND INDEMNITY

N/A

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SCHEDULE 8

DETERMINATION OF RENTABLE AREA

DETERMINATION OF SQUARE FEET IN THE PREMISES

Office Space - Single-Tenancy Floors:  The number of Square Feet in the Premises on a single tenancy floor in the Building (if any), whether above or below grade, shall be calculated from dimensioned Architect’s drawings to the inside face of the glass in the permanent exterior walls (whether or not the glass extends to the floor) or to the inside finish of those walls which contain no glass.  It shall include all space within exterior building walls except for stairs (other than stairs exclusively serving a tenant occupying offices on more than one floor), elevator shafts, flues, pipe shafts, vertical ducts, and other vertical risers which penetrate the floor and their enclosing walls.  No deduction shall be made for washrooms, janitor closets, air conditioning rooms, fan closets, mechanical rooms, or for electrical or telephone rooms within and servicing only that floor or servicing a single tenant on more than one floor, or for any other rooms, corridors, or areas available to the tenant on that floor for its use, furnishings or personnel, or for any columns located wholly or partially within the space, or for any enclosures around the periphery of the Building used for the purpose of cooling, heating or ventilating.

Office Space - Multiple-Tenancy Floors:  The number of square feet in the Premises on a multiple tenancy floor in the Building (if any), whether above or below grade, shall be calculated from dimensioned Architect’s drawings to the inside face of the glass in permanent exterior walls as described above for a single-tenancy floor or to the inside finish of permanent exterior building walls which contain no glass, to the face of permanent interior walls and to the centre line of demising partitions and shall also include a pro rata portion of the Unallocated Space on the same floor(s) as the Premises.  No deduction shall be made for any column, located wholly or partially within the rentable space, or for any enclosures around the periphery of the Building used for the purpose of cooling, heating or ventilating.

Retail Space:  The number of square feet of retail space in the Premises (if any), whether above or below grade, shall be calculated from dimensioned Architect’s drawings to the inside face of permanent exterior walls, to the face of permanent interior walls, to the centre line of demising partitions, and to the centre line of a pre-determined lease line (usually referred to as the storefront line) in the case of retail space facing onto either an interior public wall or corridor or onto a public street or lane.  No deduction shall be made for vestibules inside the permanent exterior building walls or inside the pre-determined lease line, or for any columns located wholly or partially within the rentable space.

Certification by Architect:  If, as the result of a certification or re-certification by the Architect of the number of Square Feet in the Premises, there is to be a proportionate adjustment of Rent and of other Tenant charges which are based upon the Rentable Area of the Premises, such adjustment shall be made and become effective on: (a) the Commencement Date if certified in the first year of the Term; and (b) the first day of the month following the date of the certification or recertification by the Architect if certified or re-certified after the end of the first year of the Term.

If Tenant shall require a certification or re-certification by the Architect of the number of Rentable Area of the Premises at any time prior to or during the Term, Tenant will pay for the cost of same.  Prior to any such certification or re-certification Tenant shall agree in writing on Landlord’s form to the exact cost thereof.

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SCHEDULE 9

SPECIAL PROVISIONS

Parking & Loading Area: During the Term and in accordance with the Landlord’s Operating Standards in effect from time to time related to parking, have the use of:

a)              Tenant shall, have the use of ten (10) reserved outdoor parking spaces located in the parking area on the north wall of the Building, at no cost; and,

b)             Subject to the Landlord entering into a satisfactory parking agreement with Le Groupe Heafey to lease parking spaces at its building located at 1040 St-Joseph Boulevard, Tenant shall, have the use of and shall pay for Twenty - Five (25) reserved outdoor parking spaces, in the parking area as designated by Landlord from time to time, at the parking rate of $40.00 per month plus applicable taxes for each parking space, such rate subject to change from time to time with thirty 30 days notice in writing.

c)              Tenant shall have the use of the loading dock located on the west of the Building, at no cost.

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